Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of the 8th day of January, 2016, by and among First Francis Company Inc., an Ohio corporation ("Parent"), Federal Hose Manufacturing LLC, an Ohio limited liability company and wholly owned subsidiary of Parent (the "Company"), Edward F. Crawford ("Mr. Crawford") and Matthew Crawford ("Mr. M. Crawford"), each of whom are the shareholders of Parent (collectively, Mr. Crawford and Mr. M. Crawford are referred to herein as "Shareholders"), Hickok Incorporated, an Ohio corporation ("Hickok"), and Federal Hose Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of Hickok ("Merger Sub").

RECITALS

          WHEREAS, the Company is engaged in the business of manufacturing and distributing metal and silicone hoses and industrial ducting (the "Business");

           WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein (the "Merger");

          WHEREAS, the respective boards of directors or managers, as applicable, of Parent and the Company have (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Parent, the Company and their respective stockholders or members, as applicable, and (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger;

          WHEREAS, the respective boards of directors of Hickok and Merger Sub have (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Hickok, Merger Sub and their respective stockholders, and (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; and

          WHEREAS, Shareholders own all of the issued and outstanding capital stock of Parent and will directly and indirectly benefit from the transactions contemplated herein.

          NOW, THEREFORE, Parent, the Company, Shareholders, Hickok and Merger Sub hereby agree as follows:

1.       The Merger.

         1.1       The Merger.   On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Ohio Revised Code, at the Effective Time (as defined below), (a) Merger Sub will merge with and into the Company, and (b) the separate corporate existence of Merger Sub will cease and the Company will continue its limited liability company existence under the Ohio Revised Code as the surviving entity in the Merger (sometimes referred to herein as the "Surviving Entity").

         1.2       Effective Time.   Subject to the provisions of this Agreement, at the Closing, the Company, Parent, Hickok and Merger Sub shall cause a certificate of merger in the form attached hereto as Exhibit A (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Ohio in accordance with the relevant provisions of the Ohio Revised Code and shall make all other filings or recordings required under the Ohio Revised Code. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Ohio or at such later date or time as may be agreed by Parent and Hickok in writing and specified in the Certificate of Merger in accordance with the Ohio Revised Code (the effective time of the Merger being hereinafter referred to as the "Effective Time").

         1.3        Effects of the Merger.   The Merger shall have the effects set forth herein and in the applicable provisions of the Ohio Revised Code. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Entity.

         1.4       Articles of Organization; Operating Agreement.   At the Effective Time, (a) the articles of organization of the Company as in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Entity until thereafter amended in accordance with the terms thereof or as provided by applicable law, and (b) the operating agreement attached hereto as Exhibit B shall be the operating agreement of the Surviving Entity until thereafter amended in accordance with the terms thereof, the articles of organization of the Surviving Entity or as provided by applicable law.

         1.5       Officers.   From and after the Effective Time, the officers of the Company set forth in the operating agreement attached hereto as Exhibit B shall be the officers of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of organization and operating agreement of the Surviving Entity.

          NOW, THEREFORE, Parent, the Company, Shareholders, Hickok and Merger Sub hereby agree as follows:

1.       The Merger.

         1.1       The Merger.   On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Ohio Revised Code, at the Effective Time (as defined below), (a) Merger Sub will merge with and into the Company, and (b) the separate corporate existence of Merger Sub will cease and the Company will continue its limited liability company existence under the Ohio Revised Code as the surviving entity in the Merger (sometimes referred to herein as the "Surviving Entity").

                     (b)       The capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become newly issued membership interests of the Surviving Entity so that, at the Effective Time, Hickok shall be the sole holder of all of the issued and outstanding membership interests of the Surviving Entity.

         1.7       No Further Ownership Rights in Company Membership Interests.   All Merger Consideration (as defined below) paid or payable in accordance with the terms hereof shall be deemed to have been paid or payable in full satisfaction of all rights pertaining to the membership interests of the Company formerly held by Parent.

2.       Merger Consideration; Payment of Merger Consideration.

         2.1       Merger Consideration.   The total consideration to be delivered to Parent upon the Merger shall be (i) the issuance by Hickok to Parent of Nine Hundred Eleven Thousand Two Hundred Fifty (911,250) shares of Hickok's Class A common capital stock, without par value (the "Hickok Class A Common Shares"), (ii) the issuance by Hickok to Parent of Three Hundred Three Thousand Seven Hundred Fifty (303,750) shares of Hickok's Class B common capital stock, without par value (the "Hickok Class B Common Shares," and together with the Hickok Class A Common Shares, the "Hickok Common Shares"), (iii) the issuance by Hickok to Parent of a promissory note (the "Parent Note") in the original principal amount of Two Million Seventy Hundred Sixty Eight Thousand Six Hundred Sixty Two Dollars ($2,768,662), to be in the form attached hereto as Exhibit C, which Parent Note will be secured by a security interest in all of Hickok's, the Company's and Supreme Electronics' (as defined below) assets under the terms of a security agreement in the form attached hereto as Exhibit D (the "Security Agreement"), and (iv) the issuance by Hickok to Parent of a promissory note (the "Working Capital Note Note") in the original principal amount of Two Million Dollars ($2,000,000), subject to adjustment pursuant to Section 2.2, to be in the form attached hereto as Exhibit C, which Working Capital Note will be secured by a security interest in all of Hickok's, the Company's and Supreme Electronics' assets under the terms of the Security Agreement (collectively, the "Merger Consideration").

         2.2       Post-Closing Adjustment.

                     (a)       Working Capital Statement.   Within forty-five (45) days after the Closing Date, Hickok shall cause to be prepared and delivered to Parent a working capital statement (the "Working Capital Statement"), setting forth the calculation of the Working Capital as of 11:59 p.m. on the Closing Date (the "Closing Working Capital"). The Working Capital Statement is to be prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied. For purposes of this Agreement, "Working Capital" shall mean the specific general ledger accounts of the Company set forth on Exhibit E hereto.

                     (b)       Dispute.   Parent shall review the Working Capital Statement, and within forty-five (45) days following its receipt of the Working Capital Statement, shall deliver written notice to Hickok of any dispute it has with respect to the preparation or content of the Working Capital Statement, setting forth in such written notice Parent's objections to the Working Capital Statement with particularity and the specific changes or adjustments which Parent claims are required to be made thereto. If Parent does not notify Hickok of a dispute with respect to the Working Capital Statement within such forty-five (45) day period, such Working Capital Statement will be final, conclusive and binding on the parties and upon which a judgment may be entered by a court of competent jurisdiction. In the event of such notification of a dispute, Hickok and Parent shall negotiate in good faith to resolve such dispute. If Hickok and Parent, notwithstanding such good faith effort, fail to resolve such dispute within thirty (30) days after Parent advises Hickok of its objections, then Hickok and Parent shall jointly engage Plante & Moran, PLLC (the "Arbitration Firm") to resolve such dispute. As promptly as practicable thereafter, the Arbitration Firm shall determine and report in writing to Hickok and Parent as to the resolution of all disputed matters submitted to the Arbitration Firm and the effect of such determinations on the Working Capital Statement, and such determinations shall be final, binding and conclusive as to Hickok, Parent, Shareholders and their respective affiliates. For purposes of complying with the terms set forth in this Section 2.2, each party shall cooperate with and make available to the other parties, their respective representatives, and the Arbitration Firm, all information, records, data and working papers, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Working Capital Statement and the resolution of any disputes thereunder. The fees and disbursements of the Arbitration Firm shall be borne by the party (i.e., Parent, on the one hand, and Hickok, on the other hand) that assigned amounts to items in dispute that were, on a net basis, furthest in amount from the amount finally determined by the Arbitration Firm.

                     (c)       Payment of Adjustment Amount.   If the Closing Working Capital (as finally determined pursuant to Section 2.2(b)) is less than the difference of the minimum target working capital, as identified on Schedule 2.2(c) (the "Minimum Target Working Capital"), minus Twenty Five Thousand Dollars ($25,000) (such difference, the "Downward Collar Amount"), then the Merger Consideration will be adjusted downward by an amount equal to the difference of the Downward Collar Amount minus the Closing Working Capital (such difference, the "Downward Adjustment Amount"), with the principal amount outstanding under the Working Capital Note being reduced by an amount equal to the Downward Adjustment Amount effective as of the Closing Date. If the Closing Working Capital (as finally determined pursuant to Section 2.2(b)) is more than the sum of the Minimum Target Working Capital plus Twenty Five Thousand Dollars ($25,000) (such sum, the "Upward Collar Amount"), then the Merger Consideration will be adjusted upward by an amount equal to the difference of the Closing Working Capital minus the Upward Collar Amount (such difference, the "Upward Adjustment Amount"), with the principal amount outstanding under the Working Capital Note being increased by an amount equal to the Upward Adjustment Amount effective as of the Closing Date. For Tax purposes, any payment by Parent to Hickok or by Hickok to Parent, including pursuant to Article 9, shall be treated as an adjustment to the Merger Consideration unless a contrary treatment is required by Law. The parties will cooperate to amend the Working Capital Note to reflect the required adjustment to the principal amount thereof.

         2.3       Legal Owner of Hickok Common Shares.   It is understood by the parties that the Hickok Common Shares shall be registered in the name of "First Francis Company Inc."

3.      Representations and Warranties Concerning Parent and Shareholders and the Transaction.

         Parent and Shareholders severally represent and warrant to Hickok as follows:

         3.1        Parent and Shareholder Authority and Capacity.   Parent possesses all requisite legal right, power, authority and capacity, and Shareholders possess all requisite legal capacity, in each case to execute, deliver and perform this Agreement, and each other agreement, instrument and document to be executed and delivered by Parent and Shareholders, as applicable, in connection herewith (collectively, the "Parent Ancillary Agreements"), and to consummate the transactions contemplated herein and therein. The execution, delivery and performance of this Agreement and the Parent Ancillary Agreements have been duly authorized by all requisite corporate, organizational or other necessary action of Parent as required by Parent's organizational documents and applicable law.

         3.2       Execution and Delivery; Enforceability.   This Agreement and each Parent Ancillary Agreement has been, or upon delivery at Closing will be, duly executed and delivered by Parent and Shareholders, as applicable, and constitutes the legal, valid and binding obligation of Parent and Shareholders, as applicable, enforceable in accordance with its terms. Neither Parent nor any Shareholder is a party to, subject to, or bound by any order, judgment, ruling, injunction, assessment, award, decree or writ of any governmental authority, or any contract which would prevent the execution or delivery of this Agreement by either Parent or any Shareholder or the Merger contemplated hereunder.

         3.3       Ownership.   Shareholders own all of the issued and outstanding shares of Parent free and clear of all liens, charges, covenants, conditions, adverse claims, demands, encumbrances, limitations, security interests or other title defects or restrictions of any kind (collectively, "Liens"; provided, however, "Liens" shall not include any license of Intellectual Property Rights). Parent is the beneficial and record owner and has good and marketable title to all of the issued and outstanding membership interests of the Company, free and clear of all Liens. At the Closing, the Company will become a wholly-owned subsidiary of Hickok and Hickok will have good and valid title to all of the issued and outstanding membership interests of the Company.

         3.4       Governmental and Other Approvals.

                            3.4.1       Except as set forth on Schedule 3.4.1, neither Parent nor any Shareholder is required to submit any notice, report or other filing with, or obtain any consent, approval or authorization of any governmental authority, entity or any other person in connection with the execution, delivery or performance of this Agreement or any Parent Ancillary Agreement, or the consummation of the transactions contemplated herein or therein. The execution, delivery and performance of this Agreement or any Parent Ancillary Agreement by Parent and Shareholders will not, to the Knowledge of Parent, result in a breach or violation of, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to a right of any person, entity or governmental authority to accelerate, amend, modify or terminate, or require payments under, or result in the creation of any Lien upon the issued and outstanding equity interests of the Company or upon any of the Company's assets or properties (the "Assets") pursuant to, any contract to which Parent or any Shareholder is a party. The phrase to "the Knowledge of Parent" means (i) to the actual knowledge of Shareholders or any of the officers of Parent or the Company, and (ii) the knowledge that any of the Shareholders or any of the officers of Parent or the Company would have after reasonable inquiry of the books and records of Parent and the Company.

                            3.4.2       No Conflicts.   Except as set forth in Schedule 3.4.2, the execution and delivery by Parent and Shareholders of this Agreement and any Parent Ancillary Agreement and the consummation by Parent and Shareholders of the transactions contemplated hereby and thereby will not (i) in the case of Parent, conflict with the organizational documents of Parent, or (ii) conflict with or violate any material laws applicable to Parent or any Shareholder or by which any of the Assets are bound.

         3.5       Legal Proceedings.   There is no order, judgment, ruling, injunction, assessment, award, decree or writ of any governmental authority or action, suit, arbitration, proceeding, claim, or to the Knowledge of Parent, investigation, of any kind whatsoever, at law or in equity, pending or, to the Knowledge of Parent, threatened against Parent or any Shareholder, which would give any person the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent Parent or Shareholders from complying with the terms and provisions of this Agreement.

4.       Representations and Warranties Concerning the Company, the Assets and the Business.

          Parent represents and warrants to Hickok as follows:

         4.1       Organization.

                            4.1.1       Organization and Power.   The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Ohio. The Company has full limited liability company power and authority to (i) own, lease and operate its assets, as and where such assets are now owned or leased and as the Business is presently being conducted, and (ii) execute, deliver and perform this Agreement and all other agreements and documents to be executed and delivered by the Company in connection herewith.

                            4.1.2       Qualification.   The Company is duly qualified to do business as a foreign limited liability company and are in good standing under the laws of each state or other jurisdiction in which either (a) the ownership or use of the properties owned or used by it, or (b) the nature of the activities conducted by it, requires such qualification, except where the failure to obtain such qualification would not have a material adverse effect on the operation of the Business as currently conducted or the Company's ability to consummate the transactions as contemplated by this Agreement. Schedule 4.1.2 lists all of the states and other jurisdictions where the Company is qualified to do business as a foreign limited liability company.

                            4.1.3       Other Ventures.   The Company does not have any ownership interest in any other business entity and the Company is not a member of any partnership or joint venture.

         4.2       Agreements.

                            4.2.1       Company Enforceability.   All requisite limited liability company and manager action to approve, execute, deliver and perform this Agreement and each other agreement and document delivered by the Company in connection herewith has been taken by the Company. This Agreement and each other agreement and document delivered by the Company in connection herewith has been, or upon delivery at the Closing will be, duly executed and delivered by the Company and constitutes the binding obligation of the Company enforceable in accordance with its respective terms.

                            4.2.2       Consents.   Other than the filing of the Certificate of Merger and as set forth on Schedule 4.2.3, no approval or consent of, or filing with, any person, entity or governmental authority is required in connection with the transactions contemplated hereby or the execution, delivery or performance by the Company of this Agreement or any other agreement or document delivered by or on behalf of the Company in connection herewith.

                            4.2.3       No Conflicts.   Except as set forth on Schedule 4.2.3, no action taken by or on behalf of the Company, Parent or Shareholders in connection herewith, including, without limitation, the execution, delivery and performance of this Agreement and each other agreement and document delivered in connection herewith (or any agreement or document executed in connection with the Contribution (as defined in Section 4.13), (a) gives rise to a right of termination or acceleration under, or otherwise conflicts with or violates, any contract or permit by which the Company or the Assets are bound, (b) disrupts or impairs any business relationship that the Company or Parent have with any dealer, distributor, sales representative, supplier or customer of the Business, (c) conflicts with or violates any applicable law, the Company's organizational documents, or any order, arbitration award, judgment, decree or other similar restriction to which the Company or the Assets are subject, or (d) constitutes, to the Knowledge of Parent, an event which, after notice or lapse of time or both, could result in any of the foregoing.

         4.3       Financial.

                            4.3.1       Financial Records.   Parent has furnished to Hickok the (i) audited financial statements of Parent with respect to the Business, consisting of balance sheets as of December 31, 2013 and 2014, and the related statements of operations, comprehensive income, changes in shareholders' equity and cash flows for each of the two years ended December 31, 2013 and 2014, including the related notes and the reports thereon of Meaden & Moore LTD, which is Hickok's auditor (the "Annual Financial Statements"), and (ii) certain unaudited financial statements of the Company as of September 30, 2015, consisting of the balance sheet and the related statements of operations for the nine-month period then ended (the "Interim Financial Statements"). The balance sheet of the Company as of September 30, 2015 is referred to herein as the "Acquisition Balance Sheet" (the Acquisition Balance Sheet, together with the Interim Financial Statements and the Annual Financial Statements shall be referred to herein as the "Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved (except as may be indicated in the notes thereto and, with respect to the Interim Financial Statements, for normal year-end adjustments) and present fairly, in all material respects, the financial condition, earnings and cash flows of Parent with respect to the Business or the Company, as applicable, for the periods then ended. As of the date hereof, the books and records of Parent with respect to the Business and Parent's subsidiaries, including the Company, have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, Meaden & Moore LTD has not resigned (or informed Parent or indicated to Parent it intends to resign) or been dismissed as independent public accountants of Parent with respect to the Business or the Company as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                            4.3.2       Liabilities.   Except as set forth on Schedule 4.3.2, neither Parent (with respect to the Business) nor the Company has any responsibility, obligation, duty, commitment, claim or liability, whether known or unknown, accrued, absolute, contingent or otherwise ("Liability"), which will be, individually or in the aggregate, material, except (a) to the extent provided for or reserved against on the Acquisition Balance Sheet, and (b) Liabilities which have arisen in the ordinary course of business consistent with past practice since the date of the Acquisition Balance Sheet.

                            4.3.3       No Changes.   Except for the Contribution and except as set forth on Schedule 4.3.3, since December 31, 2014, the Business has been operated only in the ordinary course of business, consistent with past practice. Except for the Contribution and except as set forth on Schedule 4.3.3, since December 31, 2014, (i) there has not been any material adverse change nor has any event or, to the Knowledge of Parent, any circumstance occurred that might reasonably be expected to result in a material adverse change in the Business, and (ii) Parent (with respect to the Business) and the Company have not:

                             (a)       incurred any Liabilities, other than Liabilities (i) incurred in the ordinary course of business; (ii) under Contracts incurred in the ordinary course of business consistent with past practice; or (iii) failed to pay or discharge when due any Liabilities;

                             (b)      (i) created or incurred any Indebtedness other than in the ordinary course of business under Parent's existing credit lines, (ii) assumed, guaranteed, or endorsed the Indebtedness of any other person or entity, or (iii) canceled any such type of debt owed to it or released any claim possessed by it;

                             (c)      suffered any theft, damage, destruction or loss (without regard to any insurance) of or to any tangible asset or assets and having a value in excess of Twenty Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate;

                             (d)      outside of the ordinary course of business, sold, assigned, transferred, licensed, mortgaged, pledged or subjected to any Lien (except Permitted Liens), or committed to sell, assign, transfer, license, mortgage, pledge or subject to any Lien (except Permitted Liens), any tangible or intangible assets;

                             (e)      purchased or leased, or committed to purchase or lease, any asset for an amount in excess of Twenty Five Thousand Dollars ($25,000), except for purchases of equipment, inventory, or supplies in the ordinary course of business;

                             (f)      made or authorized any capital expenditures or commitments for capital expenditures in an amount more than Twenty Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate;

                             (g)      amended, canceled, terminated, relinquished, waived or released any contract except in the ordinary course of business and which, individually or in the aggregate, would be material to the Business;

                             (h)      made any material change to its reporting or accounting methods, principles, policies or practices, except as may be required by GAAP, including (x) Tax reporting or accounting, (y) depreciation or amortization policies or rates, or (z) the payment of accounts payable or the collection of receivables related to the Business; or

                             (i)      agreed to take any of the actions described in sub-clauses (a) through (h) above.

                            4.3.4       Taxes.   All tax returns, reports and declarations (collectively, "Tax Returns") required by any governmental authority to be filed in connection with the properties, business, income, expenses, net worth or franchises of the Business have been timely filed by Parent or the Company, and except as set forth on Schedule 4.3.4, such Tax Returns are correct and complete in all material respects. All governmental taxes, charges or assessments and related deficiencies, interest and penalties (collectively, "Taxes") due in connection with the properties, business, income, expenses, net worth or franchises of the Business have been paid by Parent or the Company, other than Taxes which are not yet due or which, if due, are not yet delinquent, are being contested in good faith or have not been finally determined, and for which in all cases reserves have been established and included in the Closing Working Capital and which are sufficient to cover the payment of all such Taxes. There are no Tax claims, audits or proceedings pending in connection with the properties, business, income, expenses, net worth or franchises of the Business, and, to the Knowledge of Parent, there are no such threatened claims, audits or proceedings. There are not currently in force any extensions of time with respect to the dates on which any Tax Return was or is due to be filed by the Company or Parent related to the Business, or any waivers or agreements for the extension of time for the assessment or payment of any Tax. Parent and the Company have withheld or collected from each payment made to employees of the Business the amount of all Taxes required to be withheld or collected therefrom, and Parent and the Company have paid the same when due to the proper governmental authorities.

                            4.3.5       Indebtedness. Schedule 4.3.5 sets forth all Indebtedness of the Company and Parent (with respect to the Business) and the pay-off amount of such Indebtedness as of the Closing Date. For purposes of this Section 4.3.5, "Indebtedness" shall include the current portion of any long-term debt and any credit line, Liabilities related to notes payable, mortgages, term loans, cash overdrafts, capitalized leases, equipment loans, revolver borrowings and loans or payables to any Shareholder (or any relative of any Shareholder) or any employee or affiliate of Parent or the Company, or any other obligation for borrowed money, and any interest related to any of the foregoing.

         4.4        Legal.

                            4.4.1       Compliance with Laws.   Except as set forth on Schedule 4.4.1, the Company and Parent are not, and in the past three (3) years neither Parent nor the Company has been, in violation of any law in any material respect, or any outstanding arbitration award, judgment, order or decree related to the Business. In the past three (3) years, the Company and Parent (with respect to the Business) have operated in material compliance with applicable laws, including, without limitation, any antidiscrimination, environmental, employment, working condition, payroll withholding, employee benefit, zoning or Tax law related to the Business. To the Knowledge of Parent, there have been no allegations of or inquiries concerning any violations of law by Parent (with respect to the Business) or the Company within the past three (3) years. Except as listed on Schedule 4.4.1, no material permits, licenses, self-certifications, approvals or authorizations of any person, entity or governmental authority (collectively, "Permits") are required to conduct the Business. To the extent material Permits are required for the conduct of Business, such material Permits (i) have been legally obtained by Parent or the Company and are legally maintained by Parent or the Company, (ii) are in full force and effect and are currently registered in the name of the Company, and (iii) will not be terminated or expire as a result of the consummation of the transactions contemplated herein. No proceeding is pending to revoke or limit any Permit or otherwise to impose any conditions or obligations on the possession or transfer of any Permit. In the past three (3) years, there have been no claims, notices, orders or directives issued by any governmental authority with respect to the Business or any of the Assets.

                            4.4.2       Product Warranty.   The reserve for product warranty claims set forth on the Acquisition Balance Sheet is stated therein fairly in all material respects in accordance with GAAP, consistently applied, and in the past three (3) years, there have been no claims outside the ordinary course of business made against Parent related to the Business or the Company alleging that any products assembled, manufactured, distributed, sold, leased or delivered by Parent or the Company are defective or improperly designed or manufactured and no such claims are currently pending or, to the Knowledge of Parent, threatened against Parent or the Company. There have been no product recalls by Parent related to the Business or the Company. Except as set forth on Schedule 4.4.2, and except for warranties contained in Parent's and the Company's standard terms and conditions of sale, neither Parent with respect to the Business nor the Company has given a condition, warranty, or made a representation in respect of products or services supplied, manufactured, sold, leased or delivered by it. To the Knowledge of Parent, each product assembled, manufactured, distributed, sold, leased or delivered by Parent related to the Business or the Company has been in material conformity with all applicable contractual commitments and all express and implied warranties. Except for warranty claims based on Parent's or the Company's standard terms and conditions of sale, neither Parent nor the Company has any liability for replacement or repair of any product assembled, manufactured, distributed, sold, leased or delivered by Parent related to the Business or the Company or other damages in connection therewith. Section 4.4.2 includes copies of the standard terms and conditions of sale or lease of the Company and Parent related to the Business (containing applicable guaranty, warranty and indemnity provisions).

                            4.4.3      Product Liability.   No claims alleging bodily injury or property damage as a result of any defect in the design or manufacture of any product of the Business or the breach of any duty to warn, test, inspect or instruct of dangers therein (each a "Product Liability Claim"), have been made or, to the Knowledge of Parent, threatened against Parent or the Company in the past three (3) years. To the Knowledge of Parent, there are no defects in the design or manufacture of products of the Business manufactured or sold by Parent or the Company which could result in a Product Liability Claim, and there has not been any failure by Parent or the Company to warn, test, inspect or instruct of dangers which could form the basis for a product recall or any Product Liability Claim against the Company or Parent related to the Business.

                            4.4.4      Litigation.   Except as set forth on Schedule 4.4.4, (a) no claim, litigation, proceeding or, to the Knowledge of Parent, investigation: (i) is pending or, to the Knowledge of Parent, threatened against Parent (with respect to the Business) or the Company, or (ii) involving Parent (with respect to the Business) or the Company has been concluded in the past three (3) years; and (b) to the Knowledge of Parent, there is no state of facts or events which could reasonably be expected to form the basis for such a claim, litigation, investigation or proceeding. No arbitration award, judgment, order, decree or similar restriction is outstanding against or relating to the Business, the Assets or the Company.

         4.5        Business.

                            4.5.1      Employment.   Parent and the Company have paid in full to all employees, or made appropriate accruals for on its books of account, all wages, commissions, bonuses and other direct compensation for all services performed by its employees related to the Business. There is no union representation of any of Parent's (with respect to the Business) or the Company's employees. During the past three (3) years there have been no grievances or claims (a) filed with the EEOC or other governmental entity of competent jurisdiction, or (b) to the Knowledge of Parent, threatened to be filed by any of the employees, former employees or beneficiaries of any employees of the Company or Parent related to the Business with respect to their employment or employment benefits, including, without limitation, any discrimination claims, sexual harassment claims or workers' compensation claims.

                            4.5.2      Employment Termination.   Except as set forth on Schedule 4.5.2, upon the termination of employment of any of Parent's or the Company's employees, including in connection with the Contribution (as defined in Section 4.13), Hickok, Merger Sub, and the Company will not be liable for anything done prior to the date of such termination or be liable to any of Parent's or the Company's employees for severance pay or any other payments. For the avoidance of doubt, it is understood by the parties that any Liability arising out of termination of any employee of the Company identified on Schedule 4.5.2 after Closing, or any severance or termination payments (or related Liability or expense) related thereto, shall be the liability of the Company.

                            4.5.3      Insurance.   Schedule 4.5.3 lists all insurance policies maintained by Parent (related the Business) or the Company or otherwise applicable to the Business and identifies the following information for each such policy: underwriter, coverage type, expiration date, coverage amount, deductible and whether claims made or occurrence based. All such policies are in full force and effect and all premiums for such policies have been paid. Neither Parent nor the Company is, and has not been at any time, subject to Liability as a self-insurer. Schedule 4.5.3 also sets forth a description of all claims pending under such insurance policies during the past three (3) years.

                            4.5.4      Contracts.   Schedule 4.5.4 contains a complete and accurate list of the following contracts to which the Company is a party or by which any of the Assets are bound, and any Contracts to which Parent is a party to the extent related to the Business (collectively, the "Contracts"):

                     (a)       contracts for purchase orders and sales orders, involving payments to or by Parent or the Company in excess of Ten Thousand Dollars ($10,000);

                     (b)       all loan, financing, security, credit or other contracts evidencing or relating to Indebtedness or to the granting by Parent or the Company of a Lien on any of the assets of the Company, or any guaranty by Parent or the Company of any obligation in respect of borrowed money or otherwise;

                     (c)       all contracts with distributors, dealers or sales representatives;

                     (d)       all contracts relating to cooperative or rebate arrangements with customers or suppliers;

                     (e)       all management, consulting, employment, agency or collective bargaining contracts to which the Company is a party;

                     (f)       all employee benefits contracts with third-party employee benefit providers;

                     (g)       all contracts which contain an obligation of confidentiality with respect to information furnished by Parent or the Company to a third party or received by Parent or the Company from a third party;

                     (h)       all contracts containing covenants limiting the freedom of Parent or the Company to compete in any line of business or with any person or in any geographic area or market;

                     (i)       all contracts relating to Intellectual Property Rights of Parent and the Company;

                     (j)       contracts pursuant to which Parent or the Company is a lessor or a lessee of any personal or real property, or hold or operate any tangible personal property owned by another person, except for any such individual lease under which the aggregate annual rent or lease payments do not exceed Ten Thousand Dollars ($10,000);

                     (k)       all contracts with any shareholder, member, director, manager or officer of Parent or the Company or any affiliate or relative of any of the foregoing;

                     (l)       each contract not included in subsection (e) or (f) providing for severance, retention, change in control or other similar payments; and

                     (m)       any other contract material to the Business or the Company or not cancelable without Liability with less than sixty (60) days' notice.

Parent and the Company have delivered to Hickok accurate and complete copies of each such written Contract, and an accurate and complete written description of each such oral Contract, in each case with all modifications and amendments thereto. Since December 31, 2014, there has been no modification or termination of any Contract under circumstances which might have an adverse effect on the Business. Each of the Contracts is in full force and effect, and is the legal, valid and binding obligation of the Company, and to the Knowledge of Parent, the other party thereto, and enforceable in accordance with its respective terms. With respect to each Contract, (a) the Company is not, and at the Closing the Company will not be, in breach or default thereunder or in violation thereof, and (b) to the Knowledge of Parent, no event has occurred which, with notice or lapse of time or both, would constitute such a default or violation. There have been no discussions with or correspondence from third parties concerning the breach of any of the Contracts by any party or the termination of any of the Contracts. To the Knowledge of Parent, there is no default under or violation of any Contract by any other party thereto.

                            4.5.5       Customers and Suppliers.   Schedule 4.5.5 sets forth the ten (10) largest suppliers in terms of purchases ("Material Suppliers") and the ten (10) largest customers in terms of sales ("Material Customers") of the Business, in each case for (i) the twelve (12) months ended December 31, 2014 and (ii) the ten (10) months ended October 31, 2015. Since December 31, 2014, no Material Customer has canceled or otherwise terminated or, to the Knowledge of Parent, made any threats to cancel or otherwise terminate, its relationship with Parent or the Company or to materially decrease its purchases from or reduce its prices paid to Parent or the Company. Except as set forth on Schedule 4.5.5, since December 31, 2014, no Material Supplier has canceled or otherwise terminated or, to the Knowledge of Parent, made any threats to cancel or otherwise terminate, its relationship with Parent or the Company or to materially decrease its sales to or raise its price to be paid by Parent or the Company. Except as set forth on Schedule 4.5.5, since December 31, 2014, there has been no material adverse change in a relationship with any Material Supplier or Material Customer. To the Knowledge of Parent, there will be no material adverse change in a relationship with any Material Supplier or Material Customer as a result of the transactions contemplated by this Agreement.

         4.6        Employee Benefits.   A description of the Plans is set forth on Schedule 4.6, and complete and correct copies of all written Plans and related trusts and amendments thereto, and summary plan descriptions and summaries of material modifications thereof, if any, and summaries of all oral Plans have been delivered to Hickok. None of the Plans is a Multiemployer Plan or Pension Plan, nor has Parent or the Company ever been a sponsor of, or been obligated to make contributions to, any such Plan. To the Knowledge of Parent, all of the Plans and any related trusts currently satisfy, and for all prior periods have satisfied, in form and operation, all requirements for any Tax-favored treatment intended for such Plan or trust or applicable to Plans or trusts of its type, including, as applicable, Sections 105, 106, 125, 401(a), 401(k) and 501 of the Internal Revenue Code and no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect thereto. All of the Plans have been operated in compliance in all material respects with their respective terms and all laws, and all contributions to any Plan required by law or contract have been timely made. None of the Plans provide life insurance, medical or other welfare benefits to persons who are not current employees of Parent or the Company or their dependents, except as required by Part 6 of Title I of ERISA or any similar state law. Parent or the Company, as applicable, has retained the right to unilaterally amend or terminate each Plan to the fullest extent permitted by law. Except as listed on Schedule 4.6, neither Parent nor the Company has ever had any ERISA Affiliate. There are no pending or, to the Knowledge of Parent, threatened claims by or on behalf of any of the Plans or by any employee, beneficiary or alternate payee with an interest under any Plan (other than routine claims for benefits). Neither Parent nor the Company has any Liability with respect to any Employee Benefit Plan, other than for contributions, payments or benefits due in the ordinary course under the Plans, none of which are overdue. No event has occurred and no condition exists that would subject Hickok, Merger Sub, the Company or the Assets, either directly or by reason of Parent's or the Company's affiliation with any ERISA Affiliate, to any Tax, fine, Lien, penalty or other Liability imposed by ERISA, the Internal Revenue Code or other applicable laws with respect to any Employee Benefit Plan. Except as listed on Schedule 4.6, neither Parent nor the Company maintains any Plan under which they would be obligated to pay benefits, or under which any benefit would become accelerated or vested (except as required by applicable law), because of the consummation of the transactions contemplated by this Agreement (including, without limitation, the Contribution).

          When used in this Agreement, the following terms hereby have the following meanings:

                    "Employee Benefit Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA), or any employment contract, employee loan, incentive compensation, profit sharing, retirement, pension, deferred compensation, severance, change in control, termination, bonus, stock option or purchase plan, restricted stock, phantom stock, guaranteed annual income plan or arrangement, noncompetition or consulting agreement, hospitalization, disability, life or other insurance plan, or other employee fringe benefit plan, program or arrangement, or any other similar plan, program or arrangement, whether oral or written.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations, rules and pronouncements thereunder, or any successor law.

                    "ERISA Affiliate" means, with respect to Parent and the Company, any entity which is or has ever been a member of a "controlled group of corporations" with, or under "common control" with, Parent or the Company (within the meaning of Section 414(b) or (c) of the Internal Revenue Code) or which is or has ever been a member of an "affiliated service group" with Parent or the Company (within the meaning of Section 414(m) of the Internal Revenue Code) or any entity which is or has ever been required to be aggregated with Parent or the Company under Section 4001(b) of ERISA.

                    "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended and regulations, rules and pronouncements thereunder, or any successor law.

                   "Multiemployer Plan" means any multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

                   "Pension Plan" means an employee benefit plan, program or arrangement subject to Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code.

                   "Plan" means any Employee Benefit Plan with respect to which Parent or the Company currently is, or during the six (6) year period preceding the date hereof has been, the sponsor, a party or obligated to make contributions.

         4.7        Assets.

                            4.7.1      Title.   Except as set forth on Schedule 4.7.1, the Company has, and at Closing will have, good and marketable title to, or a valid leasehold interest in, all of its assets, including, without limitation, the Assets, free and clear of all Liens, except Permitted Liens. Except for the personal property leases set forth on Schedule 4.7.1, no person, other than the Company, owns or utilizes any of its assets. "Permitted Liens" means (i) mechanics, carriers, workers, repairers, and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which could not, individually or in the aggregate, have a material adverse effect on the Company, and (ii) those Liens set forth on Schedule 4.7.1.

                            4.7.2      Receivables.   The receivables of the Company represent valid obligations to the Company arising from sales actually made or services actually performed and are collectible in the ordinary course of business. Except as set forth on Schedule 4.7.2, the Company's receivables are not subject to any contest, claim or right of set-off other than returns and credits in the ordinary course of business. No consignment, "pay when sold" or extended payment terms have been granted to any customer.

                            4.7.3      Intellectual Property.   Schedule 4.7.3 lists all Intellectual Property Rights owned by the Company or Parent or in which (as noted on such Schedule) the Company or Parent has any rights or licenses (except licenses in connection with "off the shelf" software products or free-ware). To the Knowledge of Parent, there has not been any infringement or alleged infringement by others of any of the Intellectual Property Rights. Except as set forth on Schedule 4.7.3, neither Parent nor the Company is a party to any Contract, whether as licensor, licensee, franchisor, franchisee, dealer, distributor or otherwise, with respect to any Intellectual Property Rights (but not including licenses in connection with "off the shelf" software products or free-ware). Except as set forth on Schedule 4.7.3, the Company has, and at Closing will have, the right to use all Intellectual Property Rights as are necessary to enable the Company to conduct the Business in the manner previously conducted by Parent, and that use has not conflicted with, infringed upon or otherwise violated any rights of any person or entity. Except as set forth on Schedule 4.7.3, there have been no interference actions or other judicial, arbitration or other adversary proceedings concerning the Intellectual Property Rights. To the Knowledge of Parent, none of the Intellectual Property Rights has been used, divulged or appropriated for the benefit of any past or present employees of Parent or the Company or any other person or entity, or to the detriment of the Company.

                   When used in this Agreement, "Intellectual Property Rights" shall mean all intellectual property relating to or used by or in connection with the Business, including, without limitation, patents, trade names, trademarks and service marks and all registrations and applications therefor, together with the goodwill of the business symbolized or represented by the foregoing, works of authorship and all copyrights related thereto and all registrations and applications therefor, designs and all applications therefor and all reissues, divisions, continuations and extensions thereof, know-how, ideas, trade secrets, processes, technology, discoveries, formulae and procedures, internet domain name(s) and the URLs, content and data that constitute the website at such domain name(s) and all software, together with the right to sue for past infringement or improper, unlawful or unfair use or disclosure of any of the foregoing.

                            4.7.3      Inventory.   Subject to appropriate and adequate allowances reflected in the Financial Statements for obsolete, slow-moving, and other irregular items, or except as set forth on Schedule 4.7.4 (but only in the case where such obsolete, slow-moving, and other irregular items are not subject to appropriate and adequate allowances in the Financial Statements), the Inventory is usable and saleable in the ordinary course of business and fit for the purpose for which it was manufactured. Such allowances and the inventories reflected on the Acquisition Balance Sheet and inventories arising after the date of the Acquisition Balance Sheet and reflected on the books and records of the Company and Parent are stated thereon in accordance with GAAP, on a lower of cost or market basis, consistently applied.

                   When used in this Agreement, "Inventory" shall mean all inventories of work-in-process, raw materials, finished goods, active job orders, samples, office and other supplies, and other accessories related thereto, which are used or held for use by the Company or Parent in connection with the Business, together with all rights of the Company or Parent against the suppliers of such inventories.

                            4.7.5      Extent.   Except as set forth on Schedule 4.7.5, to the Knowledge of Parent, the Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, (a) used in or useful to the operation of the Business, and (b) pertaining to technology, processes, plans, and other items under development for use in the Business.

         4.8        Real Property.   Neither Parent nor the Company owns any real property related to the Business. Schedule 4.8 contains a complete and accurate list of all the real property leased by the Company related to the Business (the "Leased Real Property") and lists the leases relating to such Leased Real Property (the "Leases"). The Leased Real Property and Leases listed on Schedule 4.8 comprise all leased real property interests and leases and agreements related thereto used in the conduct of the Business as now conducted. With respect to each Lease and except as set forth on Schedule 4.8: (i) all leased buildings and all leased fixtures are held under the Leases, (ii) the Leases are in full force and effect and valid instruments enforceable against the Company, and to the Knowledge of Parent, the other party thereto, in each case in accordance with their respective terms, (iii) all rents, required deposits and additional rents due to date pursuant to each Lease have been paid in full, (iv) there is no existing default by Parent, the Company, or to the Knowledge of Parent, by the lessor of any such Lease, (v) none of Parent, the Company or the Shareholders have received any written notice that Parent or the Company is or was in default under any of the Leases, (vi) to the Knowledge of Parent, no party other than the Company and the lessor have any interest in any of the Leased Real Property, and (vii) no consent is or was required to be obtained by Parent or the Company pursuant to any Lease in connection with the consummation of the transactions contemplated herein or in connection with the Contribution. Copies of all such Leases, together with all amendments thereto, pertaining to the Leased Real Property have been delivered to Hickok and no Leases have been amended, modified or terminated.

         4.9        Environmental Matters.   Except as set forth in Schedule 4.9:

                     (a)       There has been no generation, Treatment, Storage, Release, Disposal or transport of any Hazardous Material by Parent or the Company, regardless of quantity, at, on, under, or from any of the Leased Real Property, or any other facility or property owned, occupied or used by Parent or the Company now or in the past;

                     (b)       To the Knowledge of Parent, there are currently no and there have not been any asbestos- or urea formaldehyde-containing materials incorporated into or used on the buildings or any improvements that are a part of the Leased Real Property, or into other assets or products of Parent or the Company;

                     (c)       Neither Parent nor the Company has sent a Hazardous Material to a site that, pursuant to any law (A) has been placed or proposed for placement on the National Priorities List or any similar state list, or (B) is subject to or the source of an order, demand or request from a government authority to take "response," "corrective," "removal," or "remedial" action, as defined in any law, or to pay for the costs of any such action at any location;

                     (d)       Neither Parent nor the Company has received any notice, order or other communication from any governmental authority, citizens' group, employee or other individual or entity claiming that it or its business is or may be liable for personal injury or property damage related to any Release, Treatment, Storage or Disposal of, or exposure to, any Hazardous Material; and

                     (e)       To the Knowledge of Parent, there are no underground storage tanks or related piping, or surface impoundments located on, under or at the Leased Real Property or any other facility or property owned, occupied or used by Parent or the Company, now or in the past, nor have any underground tanks or piping been removed from any of the Leased Real Property.

                   When used in this Agreement, the following terms hereby have the following meanings:

                   "Disposal," "Storage" and "Treatment" shall have the meanings assigned them at 42 U.S.C. § 6903(3)(33) and (34), respectively, but the terms shall be applied to all "Hazardous Materials," regardless of quantity, not solely to "Hazardous Waste" as defined in such statute.

                   "Hazardous Material" means any chemical, substance, waste, material, pollutant or contaminant, regardless of quantity, the use, Storage, Disposal, Treatment or transportation of which is regulated under law.

"Release" shall have the meaning assigned it at 42 U.S.C. Section 9601(22) without giving effect to exception (A).

                   "Removal," "Remedial" and "Response" actions shall include the types of activities covered by CERCLA, RCRA, and other comparable environmental laws, and whether the activities are those that might be taken by a governmental authority or those that a governmental authority might seek to require of third parties under "removal," "remedial" or other "response" actions.

         4.10        Miscellaneous.

                            4.10.1      Conflicts of Interest.   Except as set forth on Schedule 4.10.1, no Shareholder nor any director, manager, officer or employee of Parent or the Company nor any relative of any Shareholder or any director, manager, officer or employee of Parent or the Company nor any affiliate of any of the foregoing, (i) owns, directly or indirectly, any interest in, or is an employee or agent of, any entity which is a competitor, lessor, lessee, customer or supplier of the Business, (ii) owns, directly or indirectly, any interest in any tangible or intangible property, asset or right which the Company uses in the Business, (iii) has any cause of action or claim against, owes any amount to, or is owed any amount by Parent or the Company, or (iv) is a party to any Contract with Parent or the Company.

                            4.10.1      No Brokers.   Except as set forth on Schedule 4.10.2, no person is or will become entitled, by reason of any contract entered into or made by or on behalf of Parent, the Company or Shareholders, to receive any commission, brokerage, finder's fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement.

         4.11        Securities Matters.

                            4.11.1      Accredited Investors.   Parent and each Shareholder are "accredited investors" within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "1933 Act"). With respect to the Hickok Common Shares, Parent and each Shareholder understand that the Hickok Common Shares issuable hereunder are being offered and sold in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Hickok is relying in part upon the truth and accuracy of, and Parent's and Shareholders' compliance with, the representations, warranties, agreements, acknowledgements and understanding of Parent and Shareholders set forth in this Section 4.11 in order to determine the availability of such exemptions and the eligibility of Parent and Shareholders to acquire the Hickok Common Shares hereunder.

                            4.11.2      Access to Information.   Parent, Shareholders and their respective advisors have had access, through EDGAR, to copies of each report, registration statement and definitive proxy statement filed by Hickok with the Securities and Exchange Commission (the "SEC") and have been afforded the opportunity to ask questions of and receive answers from Hickok regarding Hickok and the transactions contemplated hereby. Parent and each Shareholder understand that their investment in the Hickok Common Shares involves a high degree of risk. Parent and each Shareholder have sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Hickok Common Shares. Parent and each Shareholder understand that no United States federal or state agency or any other governmental authority has passed on or made any recommendation or endorsement of the Hickok Common Shares, or the fairness or suitability of the investment in same, nor have such authorities passed upon or endorsed the merits of the offering of the Hickok Common Shares contemplated hereby.

                            4.11.3      No Distribution.   Parent and Shareholders represent that the Hickok Common Shares are being acquired for investment purposes, and not with a view to the further distribution thereof. Neither Parent nor either Shareholder has any present agreement or understanding, directly or indirectly, with any person to distribute any of the Hickok Common Shares in a transaction that would violate the 1933 Act or any state securities laws.

                            4.11.4      No Registration.   Parent and each Shareholder understand that the Hickok Common Shares have not been and will not be registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred until (i) subsequently registered in accordance with the 1933 Act or (ii) pursuant to an exemption from such registration, including pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto).

                            4.11.5      Restrictive Legend.   Parent and each Shareholder understand that the certificates or other instruments representing the Hickok Common Shares will bear a restrictive legend as set forth below; provided that any such legend shall be removed and Hickok shall issue a certificate without legend to the holder or holders of the Hickok Common Shares, at Hickok's cost and expense, if (i) the Hickok Common Shares are registered pursuant to an effective registration statement under the 1933 Act or (ii) in connection with a sale, assignment or other transfer, Hickok receives an opinion of counsel, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Hickok Common Shares may be made without registration under the applicable requirements of the 1933 Act and state law, including pursuant to Rule 144 promulgated under the 1933 Act. Parent understands that all certificates or other instruments representing the Hickok Common Shares shall bear the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

         4.12        Hickok Proxy Statement.   None of the information with respect to Parent or Shareholders that Parent or Shareholders furnish to Hickok for use in the Hickok Proxy Statement (as defined below), will, at the date such Hickok Proxy Statement is first mailed to Hickok's shareholders or at the time of the Hickok Shareholder Meeting (as defined below) or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         4.13        Contribution.   Before June 1, 2015, the Parent operated the Business. On June 1, 2015, Parent entered into a Contribution and Assignment Agreement (the "Contribution Agreement") with the Company, pursuant to which Parent contributed certain of its operating assets that were used in or useful to the operation of the Business to the Company (the "Contribution"). Except as set forth on Schedule 4.13: (a) the Assets include all of the Parent Contributed Assets (other than Parent Contributed Assets disposed of in the ordinary course of business since the date of the Contribution), (b) any Contract or Permit assigned to the Company under the Contribution was validly assigned, and (c) at the time of the Contribution, the Parent Contributed Assets constituted all of the assets, tangible and intangible, of any nature whatsoever used in or useful to the operation of the Business. For purposes of this Agreement, "Parent Contributed Assets" shall have the meaning given to the term "Contributed Assets" in the Contribution Agreement.

5.       Representations and Warranties of Hickok.

Hickok represents and warrants to Parent as follows:

         5.1        Ownership of Interests and Net Operating Losses.

                            5.1.1      Generally.   As of the date hereof, Hickok owns all of the issued and outstanding capital stock of Supreme Electronics Corp., a Mississippi corporation ("Supreme Electronics"), Waekon Corporation, an Ohio corporation ("Waekon"), and Merger Sub (Hickok, Supreme Electronics, Waekon and Merger Sub are collectively referred to as the "Hickok Companies," and each a "Hickok Company").

                            5.1.2     Ownership Distribution of Hickok and Net Operating Losses.

                     (a)       As of the date hereof, the shareholders identified on Schedule 5.1.2(a)-1 comprise shareholders with directly or through attribution (applying applicable constructive ownership rules of the Internal Revenue Code and Treasury Regulations): 3% or more beneficial ownership in Hickok aggregate capitalization, 3% or more beneficial ownership of the issued and outstanding Class A common shares, 3% or more beneficial ownership of the issued and outstanding Class B common shares, 3% or more of the voting rights of Hickok, and shareholders with a known right to acquire shares that could lead to an ownership interest of 2.9% or more. Schedule 5.1.2(a)-2 sets forth a complete and accurate schedule of changes in holdings of shares held by the shareholders listed on Schedule 5.1.2(a)-1 since January 1, 2012, as well as changes since January 1, 2012 in holdings of any and all "public groups" of shareholders (within the meaning of Treasury Regulations promulgated under Section 382 of the Internal Revenue Code) of Hickok. Schedule 5.1.2(a)-3 sets forth a complete and accurate schedule of holders as of the date hereof of options, warrants or rights of any kind or nature to acquire shares of Hickok.

                     (b)       Attached hereto as Schedule 5.1.2(b) is a complete and accurate list in all material respects of Hickok's net operating loss carryforwards and tax credit carryforwards for federal income tax purposes and such net operating loss carryforwards and tax credit carryforwards are available to, and can be used to offset the future taxable income and taxes, respectively, of Hickok and its affiliates, including, but limited, the Company, for federal income tax purposes.

                     (c)       Since January 1, 2012, no event of any kind or nature whatsoever or change in the operations of Hickok, change in the shareholders, noteholders, warrant holders, option holders, holders of convertible debt of Hickok or groups of shareholders, noteholders, warrant holders, option holders, or holders of convertible debt of Hickok has occurred that would limit or limits Hickok's (or any current or future affiliate of Hickok) ability to use its or any such affiliates' net operating losses to reduce future, taxable income and/or tax credits within the meaning of Section 382 or Section 383 of the Internal Revenue Code.

                     (d)       The acquisition by Parent of Merger Consideration (or any component thereof), the transactions contemplated hereunder and/or the exercise or right to exercise by any person or persons of any right or option to acquire any ownership in Hickok as of the Closing Date will not limit Hickok's (or any affiliate of Hickok) ability to use its or any such affiliates' net operating losses to reduce future taxable income and/or tax credits to reduce taxes within the meaning of Section 382 or 383, respectively, of the Internal Revenue Code.

         5.2        Organization.

                            5.2.1      Organization and Power.  Each Hickok Company is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed. Each Hickok Company has full corporate power and authority to (i) own, lease and operate its assets, as and where such assets are now owned or leased and as the Hickok Business is presently being conducted, and (ii) execute, deliver and perform this Agreement (if applicable) and all other agreements and documents to be executed and delivered by such Hickok Company in connection herewith.

                            5.2.2      Qualification.  Each Hickok Company is duly qualified to do business as a foreign corporation and are each in good standing under the laws of each state or other jurisdiction in which either, as the case may be, (a) the ownership or use of the properties owned or used by it, or (b) the nature of the activities conducted by it requires such qualification, except where the failure to obtain such qualification would not have a material adverse effect on the operation of the Hickok Business as currently conducted or Hickok's ability to consummate the transactions as contemplated by this Agreement. Schedule 5.2.2 lists all of the states and other jurisdictions where the Hickok Companies are qualified to do business as of the Closing Date. "Hickok Business" means the businesses of the Hickok Companies.

                            5.2.3      Other Ventures.  Other than Supreme Electronics, Waekon, Merger Sub, Hickok Holdings LLC, an Ohio limited liability company, and Hickok Operating LLC, an Ohio limited liability company and wholly-owned subsidiary of Hickok Holdings LLC, Hickok does not have any ownership interest in any other business entity and is not a member of any partnership or joint venture.

                            5.2.4      No Prior Merger Sub Operations.  Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

         5.3        Agreements.

                            5.3.1      Enforceability.  All requisite corporate and shareholder action to approve, execute, deliver and perform this Agreement and each other agreement and document delivered by any Hickok Company in connection herewith (each, a "Hickok Ancillary Agreement") has been taken by such Hickok Company. This Agreement and each other agreement and document delivered by any Hickok Company in connection herewith has been, or upon delivery at Closing will be, duly executed and delivered by such Hickok Company and constitutes the binding obligation of such Hickok Company enforceable in accordance with its respective terms.

                            5.3.2      Consents.  Other than the filing of the Certificate of Merger, no approval or consent of, or filing with, any person, entity or governmental authority is required in connection with the transactions contemplated hereby or the execution, delivery or performance by any Hickok Company of this Agreement or any other agreement or document delivered by or on behalf of any Hickok Company in connection herewith.

                            5.3.3      No Conflicts.  Except as set forth on Schedule 5.3.3, no action taken by or on behalf of any Hickok Company in connection herewith, including, without limitation, the execution, delivery and performance of this Agreement and each other agreement and document delivered in connection herewith, (a) gives rise to a right of termination or acceleration under, or otherwise conflicts with or violates, any contract or permit by which any Hickok Company is bound, (b) disrupts or impairs any business relationship that any Hickok Company has with any dealer, distributor, sales representative, supplier or customer of the Hickok Business, (c) conflicts with or violates any applicable law, the organizational documents of any Hickok Company, or any order, arbitration award, judgment, decree or other similar restriction to which any Hickok Company is subject, or (d) constitutes, to the Knowledge of Hickok, an event which, after notice or lapse of time or both, could result in any of the foregoing. The phrase to "the Knowledge of Hickok" means (i) to the actual knowledge of any of the officers of Hickok, and (ii) the knowledge that any of the officers of Hickok would have after reasonable inquiry of the books and records of the Hickok Companies.

         5.4        Hickok Reports; Financial Statements.

                            5.4.1      Hickok Reports.  Hickok has filed or furnished, as applicable, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") since September 30, 2011 (the "Applicable Date") (the forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the "Hickok Reports"). Each of the Hickok Reports, at the time of its filing or being furnished complied in all material respects with the applicable requirements of the 1933 Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and any rules and regulations promulgated thereunder applicable to the Hickok Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Hickok Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                            5.4.2      Financial Statements.  Each of the consolidated balance sheets included in or incorporated by reference into the Hickok Reports (including all notes and schedules set forth therein) fairly presents in all material respects the consolidated financial position of Hickok and its consolidated subsidiaries as of its date and each of the consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Hickok Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of Hickok and its consolidated subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect) and, in each case, have been prepared in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. As of the date hereof, Meaden & Moore LTD has not resigned (or informed Hickok or indicated to Hickok it intends to resign) or been dismissed as independent public accountants of Hickok as a result of or in connection with any disagreements with Hickok on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         5.5      Hickok Common Shares.  At Closing, the Hickok Common Shares will have been duly and validly authorized and issued by Hickok, shall be fully paid and non-assessable, and assuming the accuracy of the representations of Parent and Shareholders herein, shall have been issued in compliance with applicable securities laws or exemptions therefrom, shall not be issued in violation of any preemptive rights of any shareholder of Hickok and shall be issued and delivered by Hickok to Parent pursuant to this Agreement free of any Liens, subject to the restrictions set forth herein and applicable securities laws.

         5.6      Intentionally Omitted.

         5.7      No Changes.  Since December 31, 2014, the Hickok Business has been operated only in the ordinary course of business, consistent with past practice. Except as set forth on Schedule 5.7, since December 31, 2014, (i) there has not been any material adverse change nor has any event or, to the Knowledge of Hickok, any circumstance occurred that might reasonably be expected to result in a material adverse change in the Hickok Business, and (ii) Hickok has not, with respect to the Hickok Business:

                     (a)       incurred any Liabilities, other than Liabilities (i) incurred in the ordinary course of business; (ii) under Hickok Contracts incurred in the ordinary course of business consistent with past practice; or (iii) failed to pay or discharge when due any Liabilities;

                     (b)       (i) created or incurred any Hickok Indebtedness other than in the ordinary course of business under Hickok's existing credit lines, (ii) assumed, guaranteed, or endorsed the Indebtedness of any other person or entity, or (iii) canceled any such type of debt owed to it or released any claim possessed by it;

                     (c)       suffered any theft, damage, destruction or loss (without regard to any insurance) of or to any tangible asset or assets and having a value in excess of Twenty Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate;

                     (d)       outside of the ordinary course of business, sold, assigned, transferred, licensed, mortgaged, pledged or subjected to any Lien (except Permitted Liens), or committed to sell, assign, transfer, license, mortgage, pledge or subject to any Lien (except Permitted Liens), any tangible or intangible assets;

                     (e)       purchased or leased, or committed to purchase or lease, any asset for an amount in excess of Twenty Five Thousand Dollars ($25,000), except for purchases of equipment, inventory, or supplies in the ordinary course of business;

                     (f)       made or authorized any capital expenditures or commitments for capital expenditures in an amount more than Twenty Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate;

                     (g)       amended, canceled, terminated, relinquished, waived or released any contract except in the ordinary course of business and which, individually or in the aggregate, would be material to the Hickok Business;

                     (h)       made any material change to its reporting or accounting methods, principles, policies or practices, except as may be required by GAAP, including (x) Tax reporting or accounting, (y) depreciation or amortization policies or rates, or (z) the payment of accounts payable or the collection of receivables related to the Hickok Business; or

                     (i)       agreed to take any of the actions described in sub-clauses (a) through (h) above.

         5.8      Taxes.  All Tax Returns required by any governmental authority to be filed in connection with the properties, business, income, expenses, net worth or franchises of the Hickok Companies and Hickok Business have been timely filed by the Hickok Companies, and all such Tax Returns are correct and complete in all material respects. All Taxes due in connection with the properties, business, income, expenses, net worth or franchises of the Hickok Companies or Hickok Business have been paid by the Hickok Companies, other than Taxes which are not yet due or which, if due, are not yet delinquent, are being contested in good faith or have not been finally determined, and for which in all cases reserves have been established which are sufficient to cover the payment of all such Taxes. There are no Tax claims, audits or proceedings pending in connection with the properties, business, income, expenses, net worth or franchises of the Hickok Companies or Hickok Business, and, to the Knowledge of Hickok, there are no such threatened claims, audits or proceedings. There are not currently in force any extensions of time with respect to the dates on which any Tax Return was or is due to be filed by the Hickok Companies related to the Hickok Business, or any waivers or agreements for the extension of time for the assessment or payment of any Tax. The Hickok Companies have withheld or collected from each payment made to its employees of the Hickok Business the amount of all Taxes required to be withheld or collected therefrom, and the Hickok Companies have paid the same when due to the proper governmental authorities.

         5.9      Indebtedness.  Schedule 5.9 sets forth all Hickok Indebtedness of the Hickok Companies. For purposes of this Agreement, "Hickok Indebtedness" shall include the current portion of any long-term debt and any credit line, Liabilities related to notes payable, mortgages, term loans, cash overdrafts, capitalized leases, equipment loans, revolver borrowings and loans or payables to any shareholder or any employee or affiliate of the Hickok Companies, or any other obligation for borrowed money, and any interest related to any of the foregoing.

         5.10        Legal.

                            5.10.1     Compliance with Laws.  The Hickok Companies are not, and in the past three (3) years no Hickok Company has been, in violation of any outstanding arbitration award, judgment, order or decree related to the Hickok Business. In the past three (3) years, the Hickok Companies have operated in material compliance with applicable laws, including, without limitation, any antidiscrimination, environmental, employment, working condition, payroll withholding, employee benefit, zoning or Tax law related to Hickok or the Hickok Business. To the Knowledge of Hickok, there have been no allegations of or inquiries concerning any violations of law by the Hickok Companies related to the Hickok Business within the past three (3) years. Except as listed on Schedule 5.10.1, no Permits are required to conduct the Hickok Business. To the extent material Permits are required for the conduct of the Hickok Business, such material Permits (i) have been legally obtained by the applicable Hickok Company and are legally maintained by such Hickok Company, (ii) are in full force and effect and are registered in the name of the applicable Hickok Company, and (iii) will not be terminated or expire as a result of the consummation of the transactions contemplated herein. No proceeding is pending to revoke or limit any Permit or otherwise to impose any conditions or obligations on the possession or transfer of any Permit. In the past three (3) years, there have been no claims, notices, orders or directives issued by any governmental authority with respect to Hickok or the Hickok Business.

                            5.10.2     Product Warranty.  The reserve for product warranty claims reflected in the Hickok Reports is stated therein fairly in all material respects in accordance with GAAP, consistently applied, and in the past three (3) years, there have been no claims outside the ordinary course of business made against the Hickok Companies related to the Hickok Business alleging that any products assembled, manufactured, distributed, sold, leased or delivered by any Hickok Company are defective or improperly designed or manufactured and no such claims are currently pending or, to the Knowledge of Hickok, threatened against the Hickok Companies. There have been no product recalls by any Hickok Company related to the Hickok Business. Except as set forth on Schedule 5.10.2, and except for warranties contained in any Hickok Company's standard terms and conditions of sale, no Hickok Company has given a condition, warranty, or made a representation in respect of products or service supplied, manufactured, sold, leased or delivered by it with respect to the Hickok Business. To the Knowledge of Hickok, each product assembled, manufactured, distributed, sold, leased or delivered by the Hickok Companies has been in material conformity with all applicable contractual commitments and all express and implied warranties. Except for warranty claims based on the Hickok Companies' standard terms and conditions of sale, no Hickok Company has any liability for replacement or repair of any product assembled, manufactured, distributed, sold, leased or delivered by any Hickok Company or other damages in connection therewith. Schedule 5.10.2 includes copies of the standard terms and conditions of sale or lease of the Hickok Companies (containing applicable guaranty, warranty, and indemnity provisions).

                            5.10.3     Product Liability.  No claims alleging bodily injury or property damage as a result of any defect in the design or manufacture of any product of the Hickok Business or the breach of any duty to warn, test, inspect or instruct of dangers therein (each a "Hickok Product Liability Claim") have been made or, to the Knowledge of Hickok, threatened against the Hickok Companies in the past three (3) years. To the Knowledge of Hickok, there are no defects in the design or manufacture of products of the Hickok Business manufactured or sold by the Hickok Companies which could result in a Hickok Product Liability Claim, and there has not been any failure by the Hickok Companies to warn, test, inspect or instruct of dangers which could form the basis for a product recall or any Hickok Product Liability Claim against the Hickok Companies.

                            5.10.4     Litigation.  Except as set forth on Schedule 5.10.4, (a) no claim, litigation, proceeding or, to the Knowledge of Hickok, investigation: (i) is pending or, to the Knowledge of Hickok, threatened against the Hickok Companies, or (ii) involving Hickok has been concluded in the past three (3) years; and (b) to the Knowledge of Hickok, there is no state of facts or events which could reasonably be expected to form the basis for such a claim, litigation, investigation or proceeding. No arbitration award, judgment, order, decree or similar restriction is outstanding against the Hickok Companies.

         5.11        Business.

                            5.11.1      Employment.  The Hickok Companies have paid in full to all employees, or made appropriate accruals on its books of account, all wages, commissions, bonuses and other direct compensation for all services performed by its employees. There is no union representation of any of the Hickok Companies' employees. During the past three (3) years there have been no grievances or claims (a) filed with the EEOC or other governmental entity of competent jurisdiction, or (b) to the Knowledge of Hickok, threatened to be filed by any of the employees, former employees or beneficiaries of any employees of the Hickok Companies with respect to their employment or employment benefits, including, without limitation, any discrimination claims, sexual harassment claims or workers' compensation claims.

                            5.11.2      Insurance.  Schedule 5.11.2 lists all insurance policies maintained by the Hickok Companies and identifies the following information for each such policy: underwriter, coverage type, expiration date, coverage amount, deductible and whether claims made or occurrence based (the "Hickok Policies"). All of the Hickok Policies are in full force and effect and are issued in the name of the applicable Hickok Company, and all premiums for such policies have been paid. No Hickok Company is, and has not been at any time, subject to Liability as a self-insurer. Schedule 5.11.2 also sets forth a description of all claims pending under the Hickok Policies during the past three (3) years.

                            5.11.3      Contracts.  Schedule 5.11.3 contains a complete and accurate list of the following contracts related to the Hickok Business (collectively, the "Hickok Contracts"):

                     (a)       contracts for purchase orders and sales orders, involving payments to the Hickok Companies in excess of Ten Thousand Dollars ($10,000);

                     (b)       all loan, financing, security, credit or other contracts evidencing or relating to Hickok Indebtedness or to the granting by any of the Hickok Companies of a Lien on any of the assets of the Hickok Companies, or any guaranty by any of the Hickok Companies of any obligation in respect of borrowed money or otherwise;

                     (c)       all contracts with distributors, dealers or sales representatives;

                     (d)       all contracts relating to cooperative or rebate arrangements with customers or suppliers;

                     (e)       all management, consulting, employment, agency or collective bargaining contracts;

                     (f)       all employee benefits contracts with third-party employee benefit providers;

                     (g)       all contracts which contain an obligation of confidentiality with respect to information furnished by any Hickok Company to a third party or received by any Hickok Company from a third party;

                     (h)       all contracts containing covenants limiting the freedom of any Hickok Company to compete in any line of business or with any person or in any geographic area or market;

                     (i)       all contracts relating to Hickok Intellectual Property Rights of the Hickok Companies;

                     (j)       contracts pursuant to which any Hickok Company is a lessor or a lessee of any personal or real property, or holds or operates any tangible personal property owned by another person, except for any such individual lease under which the aggregate annual rent or lease payments do not exceed Ten Thousand Dollars ($10,000);

                     (k)       all contracts with any shareholder, director or officer of any Hickok Company or any affiliate or relative of any of the foregoing;

                     (l)       each contract not included in subsection (e) or (f) providing for severance, retention, change in control or other similar payments; and

                     (m)       any other contract material to the Hickok Business or not cancelable without Liability with less than sixty (60) days' notice.

The Hickok Companies have delivered to Parent accurate and complete copies of each such written Hickok Contract, and an accurate and complete written description of each such oral Hickok Contract, in each case with all modifications and amendments thereto. Since December 31, 2014, there has been no modification or termination of any Hickok Contract under circumstances which might have an adverse effect on the Hickok Business. Each of the Hickok Contracts is in full force and effect and is the legal, valid and binding obligation of the Hickok Company that is a party to such Hickok Contract and, to the Knowledge of Hickok, the other party thereto, and enforceable in accordance with its respective terms. With respect to each Hickok Contract, (a) the Hickok Company that is a party to such Hickok Contract is not in breach or default under or in violation thereof, and (b) to the Knowledge of Hickok, no event has occurred which, with notice or lapse of time or both, would constitute such a default or violation. There have been no discussions with or correspondence from third parties concerning the breach by any party of any of the Hickok Contracts or the termination of any of the Hickok Contracts. To the Knowledge of Hickok, there is no default under or violation of any Hickok Contract by any other party thereto.

                            5.11.4     Customers and Suppliers.  Schedule 5.11.4 sets forth the Material Suppliers and the Material Customers of the Hickok Business, in each case for (i) the twelve (12) months ended September 30, 2014 and (ii) the twelve (12) months ended September 30, 2015. Since December 31, 2014, no Material Customer has canceled or otherwise terminated or, to the Knowledge of Hickok, made any threats to cancel or otherwise terminate, its relationship with the Hickok Companies or to materially decrease its purchases from or reduce its prices paid to the Hickok Companies. Since December 31, 2014, no Material Supplier has canceled or otherwise terminated or, to the Knowledge of Hickok, made any threats to cancel or otherwise terminate, its relationship with the Hickok Companies or to materially decrease its sales to or raised its price to be paid by the Hickok Companies. To the Knowledge of Hickok, there will be no material adverse change in a relationship with any Material Supplier or Material Customer as a result of the transactions contemplated by this Agreement.

         5.12     Employee Benefits.  A description of the Hickok Plans is set forth on Schedule 5.12, and complete and correct copies of all written Hickok Plans and related trusts and amendments thereto, and summary plan descriptions and summaries of material modifications thereof, if any, and summaries of all oral Hickok Plans have been delivered to Parent. None of the Hickok Plans is a Multiemployer Plan or Pension Plan, nor has any Hickok Company or any Hickok ERISA Affiliate ever been a sponsor of, or been obligated to make contributions to, any such Multiemployer Plan or Pension Plan. To the Knowledge of Hickok, all of the Hickok Plans and any related trusts currently satisfy, and for all prior periods have satisfied, in form and operation, all requirements for any Tax-favored treatment intended for such Hickok Plan or trust or applicable to Hickok Plans or trusts of its type, including, as applicable, Sections 105, 106, 125, 401(a), 401(k) and 501 of the Internal Revenue Code and no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect thereto. All of the Hickok Plans have been operated in compliance in all material respects with their respective terms and all laws, and all contributions to any Hickok Plan required by law or contract have been timely made. None of the Hickok Plans provide life insurance, medical or other welfare benefits to persons who are not current employees of the Hickok Companies, or their dependents, except as required by Part 6 of Title I of ERISA or any similar state law. The Hickok Companies have retained the right to unilaterally amend or terminate each Hickok Plan to the fullest extent permitted by law. No Hickok Company has ever had any Hickok ERISA Affiliate. There are no pending or, to the Knowledge of Hickok, threatened claims by or on behalf of any of the Hickok Plans or by any employee, beneficiary or alternate payee with an interest under any Hickok Plan (other than routine claims for benefits). The Hickok Companies do not have any Liability with respect to any Employee Benefit Plan, other than for contributions, payments or benefits due in the ordinary course under the Plans, none of which are overdue. No event has occurred and no condition exists that would subject Parent, either directly or by reason of any Hickok Company's affiliation with any affiliate, to any Tax, fine, Lien, penalty or other Liability imposed by ERISA, the Internal Revenue Code or other applicable laws with respect to any Employee Benefit Plan. The Hickok Companies do not maintain any Hickok Plan under which they would be obligated to pay benefits, or under which any benefit would become accelerated or vested (except as required by applicable law), because of the consummation of the transactions contemplated by this Agreement.

         When used in this Agreement, the following terms hereby have the following meanings

                   "Hickok ERISA Affiliate" means, with respect to the Hickok Companies, any entity which is or has ever been a member of a "controlled group of corporations" with, or under "common control" with, one or more of the Hickok Companies (within the meaning of Section 414(b) or (c) of the Internal Revenue Code) or which is or has ever been a member of an "affiliated service group" with one or more of the Hickok Companies (within the meaning of Section 414(m) of the Internal Revenue Code) or any entity which is or has ever been required to be aggregated with the Hickok Companies under Section 4001(b) of ERISA.

                   "Hickok Plan" means any Employee Benefit Plan with respect to which any Hickok Company or Hickok ERISA Affiliate currently is, or during the six (6) year period preceding the date hereof has been, the sponsor, a party or obligated to make contributions.

         5.13     Assets.

                            5.13.1     Title.  Except as set forth on Schedule 5.13.1, the applicable Hickok Company has good and marketable title to, or a valid leasehold interest in, the assets (including the Hickok Real Property) of the Hickok Companies, free and clear of all Liens, except Hickok Permitted Liens. Except for the personal property leases set forth on Schedule 5.13.1, no person, other than the Hickok Companies, owns or utilizes any of the assets of the Hickok Companies. "Hickok Permitted Liens" means (i) mechanics, carriers, workers, repairers, and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which could not, individually or in the aggregate, have a material adverse effect on Hickok, and (ii) those Liens set forth on Schedule 5.13.1.

                            5.13.2     Receivables.  The receivables of the Hickok Companies represent valid obligations to the applicable Hickok Company arising from sales actually made or services actually performed and are collectible in the ordinary course of business. Except as set forth on Schedule 5.13.2, the receivables of the Hickok Companies are not subject to any contest, claim or right of set-off other than returns and credits in the ordinary course of business. No consignment, "pay when sold" or extended payment terms have been granted to any customer.

                            5.13.3     Intellectual Property.  Schedule 5.13.3 lists all Hickok Intellectual Property Rights owned by the Hickok Companies or in which (as noted on such Schedule) any Hickok Company has any rights or licenses (except licenses in connection with "off the shelf" software products or free-ware). To the Knowledge of Hickok, there has not been any infringement or alleged infringement by others of any of the Hickok Intellectual Property Rights. Except as set forth on Schedule 5.13.3, no Hickok Company is a party to any Hickok Contract, whether as licensor, licensee, franchisor, franchisee, dealer, distributor or otherwise, with respect to any Hickok Intellectual Property Rights (but not including licenses in connection with "off the shelf" software products or free-ware). Except as set forth on Schedule 5.13.3, the Hickok Companies have the right to use all Hickok Intellectual Property Rights as are necessary to enable the Hickok Companies to conduct, and to continue to conduct after the Closing, the Hickok Business in the manner previously conducted, and that use has not conflicted with, infringed upon or otherwise violated any rights of any person or entity. Except as set forth on Schedule 5.13.3, there have been no interference actions or other judicial, arbitration or other adversary proceedings concerning the Hickok Intellectual Property Rights. To the Knowledge of Hickok, none of the Hickok Intellectual Property Rights has been used, divulged or appropriated for the benefit of any past or present employees of the Hickok Companies or any other person or entity, or to the detriment of the Hickok Companies.

                   When used in this Agreement, "Hickok Intellectual Property Rights" shall mean all intellectual property relating to or used by or in connection with the Hickok Business, including, without limitation, patents, trade names, trademarks and service marks and all registrations and applications therefor, together with the goodwill of the business symbolized or represented by the foregoing, works of authorship and all copyrights related thereto and all registrations and applications therefor, designs and all applications therefor and all reissues, divisions, continuations and extensions thereof, know-how, ideas, trade secrets, processes, technology, discoveries, formulae and procedures, internet domain name(s) and the URLs, content and data that constitute the website at such domain name(s) and all software, together with the right to sue for past infringement or improper, unlawful or unfair use or disclosure of any of the foregoing.

                            5.13.4     Inventory.  Subject to appropriate and adequate allowances reflected in the Hickok Reports for obsolete, slow-moving, and other irregular items, or except as set forth on Schedule 5.13.4 (but only in the case where such obsolete, slow-moving, and other irregular items are not subject to appropriate and adequate allowances in the Hickok Reports), the Hickok Inventory is usable and saleable in the ordinary course of business and fit for the purpose for which it was manufactured. Such allowances and the inventories reflected in the Hickok Reports and inventories arising after the date of the Hickok Reports and reflected on the books and records of the Hickok Companies are stated thereon in accordance with GAAP, on a lower of cost or market basis, consistently applied.

                  When used in this Agreement, "Hickok Inventory" shall mean all inventories of work-in-process, raw materials, finished goods, active job orders, samples, office and other supplies, and other accessories related thereto, which are used or held for use by the Hickok Companies in connection with the Hickok Business, together with all rights of the Hickok Companies against the suppliers of such inventories.

                            5.13.5     Extent.  Except as set forth on Schedule 5.13.5, to the Knowledge of Hickok, the assets of the Hickok Companies include all of the operating assets of Hickok and constitute all of the assets, tangible and intangible, of any nature whatsoever, (a) used in or useful to the operation of the Hickok Business in the manner previously operated by Hickok, and (b) pertaining to technology, processes, plans, and other items under development for use in the Hickok Business.

         5.14     Real Property.  Schedule 5.14 contains a complete and accurate list of all the real property leased and owned by the Hickok Companies (the "Hickok Real Property") and lists the leases relating to any Hickok Real Property that is leased by the Hickok Companies (the "Hickok Leases"). The Hickok Real Property and Hickok Leases listed on Schedule 5.14 comprise all real property interests and leases and agreements related thereto used in the conduct of the Hickok Business as now conducted. Except as set forth on Schedule 5.14: (i) all buildings and all fixtures used in the Hickok Business are located on the Hickok Real Property, (ii) the Hickok Leases are in full force and effect and valid instruments enforceable against the Hickok Company that is a party thereto, and to the Knowledge of Hickok, the other party thereto, in each case in accordance with their respective terms, (iii) all rents, required deposits and additional rents due to date pursuant to each Hickok Lease have been paid in full, (iv) there is no existing default by the applicable Hickok Company, or to the Knowledge of Hickok, by the lessor of any such Hickok Lease, (v) no Hickok Company has received any written notice that it is in default under any of the Hickok Leases, (vi) to the Knowledge of Hickok, no party other than the Hickok Companies and lessor have any interest in any of the Hickok Real Property, and (vii) no consent is required to be obtained by any Hickok Company pursuant to any Hickok Lease in connection with the consummation of the transactions contemplated herein. Copies of all such Hickok Leases, together with all amendments thereto, pertaining to the Hickok Real Property have been delivered to Parent and no Hickok Leases have been amended, modified or terminated. The Hickok Companies have received no notice of, and have no actual knowledge of, any proposed assessments or any public improvements affecting the Hickok Real Property which have been ordered to be made and/or which have not heretofore been completed, assessed and paid for. The Hickok Companies have received no notice of, and have no actual knowledge of, any existing or threatened condemnation, eminent domain proceeding or any action of a similar kind or any change, redefinition or other modification of the zoning classification regarding the Hickok Real Property.

         5.15     Environmental Matters.  Except as set forth in Schedule 5.15:

                     (a)      There has been no generation, Treatment, Storage, Release, Disposal or transport of any Hazardous Material by any Hickok Company, regardless of quantity, at, on, under, or from any of the Hickok Real Property, or any other facility or property owned, occupied or used by the Hickok Companies now or in the past;

                     (b)      To the Knowledge of Hickok, there are currently no and there have not been any asbestos- or urea formaldehyde-containing materials incorporated into or used on the buildings or any improvements that are a part of the Hickok Real Property, or into other assets or products of the Hickok Companies;

                     (c)      No Hickok Company has sent a Hazardous Material to a site that, pursuant to any law (A) has been placed or proposed for placement on the National Priorities List or any similar state list, or (B) is subject to or the source of an order, demand or request from a government authority to take "response," "corrective," "removal," or "remedial" action, as defined in any law, or to pay for the costs of any such action at any location;

                     (d)      No Hickok Company has received any notice, order or other communication from any governmental authority, citizens' group, employee or other individual or entity claiming that it or its business is or may be liable for personal injury or property damage related to any Release, Treatment, Storage or Disposal of, or exposure to, any Hazardous Material; and

                     (e)      To the Knowledge of Hickok, there are no underground storage tanks or related piping, or surface impoundments located on, under or at the Hickok Real Property or any other facility or property owned, occupied or used by the Hickok Companies, now or in the past, nor have any underground tanks or piping been removed from any of the Hickok Real Property.

         5.16     Miscellaneous.

                     5.16.1       Conflicts of Interest. Except as set forth on Schedule 5.16.1, no director, officer or employee of the Hickok Companies nor any relative of any director, officer or employee of the Hickok Companies nor any affiliate of any of the foregoing, (i) owns, directly or indirectly, any interest in, or is an employee or agent of, any entity which is a competitor, lessor, lessee, customer or supplier of the Hickok Business, (ii) owns, directly or indirectly, any interest in any tangible or intangible property, asset or right which any Hickok Company uses in the Hickok Business, (iii) has any cause of action or claim against, owes any amount to, or is owed any amount by any Hickok Company, or (iv) is a party to any Contract with any Hickok Company.

                     5.16.2       No Brokers.  Except as set forth on Schedule 5.16.2, no person is or will become entitled, by reason of any contract entered into or made by or on behalf of the Hickok Company, to receive any commission, brokerage, finder's fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement.

6.       Closing Deliveries.

         6.1     Deliveries by Parent and Shareholders.

                     (a)      The respective obligations of Hickok and Merger Sub to consummate the closing of the transaction contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of the following conditions:

                     (b)      Hickok shall have received from Parent and the Company all filings, authorizations, approvals and consents set forth on Schedule 6.1(a) with or obtained from all applicable governmental authorities or other persons or entities, as the case may be, in connection with the Contribution;

                     (c)      Hickok shall have received from Parent and the Company all filings, authorizations, approvals and consents set forth on Schedule 6.1(b) with or obtained from all applicable governmental authorities or other persons or entities, as the case may be, in connection with the transactions contemplated under this Agreement;

                     (d)      Hickok shall have received from Parent and the Company a certificate of good standing of Parent and the Company as of the most recent practicable date from the Secretary of State of the State of Ohio and the Secretary of State of each State where the Company is qualified to do business as a foreign entity;

                     (e)      Hickok shall have received from Parent copies of the resolutions duly adopted by the board of directors and shareholders of Parent, and the member and board of managers of the Company, authorizing the execution, delivery and performance of this Agreement and the other agreements, instruments and documents contemplated hereby, duly certified by an officer of Parent or a manager of the Company, as applicable;

                     (f)      Hickok shall have received from Parent a certificate, in compliance with Treasury Regulations Section 1.1445-2, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Internal Revenue Code;

                     (g)      Hickok shall have received from Mr. Crawford a duly executed counterpart to the amended and restated real property lease with the Company for the use of the premises at 25 Florence Avenue, Painesville, Ohio, in the form attached hereto as Exhibit F (the "Real Property Lease");

                     (h)      Hickok shall have received from Parent a duly executed counterpart to a registration rights agreement in the form attached hereto as Exhibit G (the "Registration Rights Agreement");

                     (i)      Parent and Shareholders shall have executed and delivered to Hickok a certificate stating that (i) the representations and warranties of Parent and Shareholders contained in Articles 3 and 4 that are qualified by materiality are true and correct in all respects at and as of the Closing as though then made, and the representations and warranties of Parent and Shareholders contained in Articles 3 and 4 that are not qualified by materiality are true and correct in all material respects at and as of the Closing as though then made (except in each case for those representations and warranties that are as of an earlier date, which shall be true and correct in all respects or in all material respects, as applicable, as of such earlier date); and (ii) Parent and Shareholders have performed or caused to have been performed in all material respects all of the covenants and agreements required by this Agreement to be performed by Parent or Shareholders prior to the Closing;

                     (j)      Hickok shall have received audited financial statements of Parent with respect to the Business for each of the two most recent fiscal years in form and substance sufficient to permit Hickok to comply with its obligations under Rule 8.04(b) of Regulations S-X and Item 9.01 of Form 8-K promulgated under the Exchange Act;

                     (k)      this Agreement and the issuance by Hickok of the Hickok Common Shares shall have been approved at the Hickok Shareholder Meeting by the shareholders of Hickok;

                     (l)      the board of directors of Hickok shall have received a customary opinion of an independent financial advisor that the transactions contemplated by this Agreement are fair, from a financial point of view, to Hickok's shareholders and such fairness opinion shall not have been revoked, rescinded or amended;

                     (m)      there shall be no suit, action, investigation or proceeding pending or threatened before any governmental authority by which it is sought to restrain, delay, prohibit, invalidate, set aside or impose any conditions upon the Closing, in whole or in part;

                     (n)      since the date of this Agreement, there shall not have occurred any change, occurrence or development that, individually or in the aggregate, has a material adverse change in or effect on the business, assets, prospects, results of operations or financial condition of Parent, the Company or the Business taken as a whole;

                     (o)      Hickok shall have received evidence reasonably satisfactory to Hickok (i) of the termination of that certain Services Agreement, dated June 1, 2015 (the "Services Agreement"), between Parent and the Company, (ii) that the Company is fully capable of operating the Business (in the same manner as previously operated by Parent) without requiring the provision of any Services (as defined in the Services Agreement) by Parent to the Company; (iii) of Parent's contribution to the Company of any accounts receivable related to the Business, and (iv) of the cancelation of the Demand Cognovit Promissory Grid Note, dated June 1, 2015, and payable from the Company to the order of Parent.

                     (p)      Hickok shall have received each other document required to be delivered to Hickok pursuant to this Agreement.

                     (q)      Any agreement or document to be delivered to Hickok pursuant to this Section 6.1 shall be in form and substance reasonably satisfactory to Hickok.

         6.2     Deliveries by Hickok.  The respective obligations of Parent and Shareholders to consummate the closing of the transaction contemplated in this Agreement are subject to the satisfaction at or before the Closing of the following conditions:

                     (a)     Parent shall have received from Hickok all filings, authorizations, approvals and consents set forth on Schedule 6.2(a) with or obtained from all applicable governmental authorities or other persons or entities, as the case may be, in connection with the transactions contemplated under this Agreement;

                     (b)     Parent shall have received from Hickok (i) the Nine Hundred Eleven Thousand Two Hundred Fifty (911,250) Hickok Class A Common Shares issued fully paid, non-assessable to Parent, and (ii) the Three Hundred Three Thousand Seven Hundred Fifty (303,750) Hickok Class B Common Shares issued fully paid, non-assessable to Parent;

                     (c)     Parent shall have received from Hickok a duly executed counterpart to the Parent Note, Working Capital Note, and the Security Agreement;

                     (d)     Parent shall have received from the Company and Supreme Electronics a duly executed counterpart to the Security Agreement; and

                     (e)     Parent shall have received from Hickok evidence that Hickok's board of directors amended its Amended and Restated Code of Regulations to restrict Prohibited Transfers, without approval of the Board of Directors of Hickok, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, which shall be prohibited void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part): (a) any Person or Persons would become a 4.9-percent Shareholder, (b) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder or Public Group would be increased or (c) that would result in the application of any § 382 of the Code limitation on the use of the Tax Benefits. A form of such shareholder's rights plan is attached hereto as Schedule 6.2(e).

         When used in this Agreement, capitalized terms first referenced in this Section 6.2(e) have the meanings set forth in the Amended and Restated Code of Regulations of Hickok and any references to any portions of Treasury Regulation §§ 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions.

                     (f)     Parent shall have received from the Hickok Companies a certificate of good standing of each of the Hickok Companies as of the most recent practicable date from the Secretary of State of the state of incorporation of each of the Hickok Companies and of each State where the foregoing entities are qualified to do business as a foreign entity;

                     (g)     Parent shall have received from Hickok copies of the resolutions duly adopted by the board of directors of Hickok and Merger Sub, and by Hickok as sole shareholder of Merger Sub, authorizing the execution, delivery and performance of this Agreement and the other agreements, instruments and documents contemplated hereby, duly certified by an officer of Hickok or Merger Sub, as applicable;

                     (h)     Parent shall have received from an officer of the Company a duly executed counterpart to the Real Property Lease;

                     (i)     Parent shall have received from Hickok a duly executed counterpart to the Registration Rights Agreement;

                     (j)     Parent shall have received from Hickok certificates of insurance and any other evidence satisfactory to Parent evidencing that upon Closing the Company is a named insured to the Hickok Policies;

                     (k)     Hickok shall have executed and delivered to Parent and Shareholders a certificate stating that (i) the representations and warranties of Hickok contained in Article 5 that are qualified by materiality are true and correct in all respects at and as of the Closing as though then made, and the representations and warranties of Hickok contained in Article 5 that are not qualified by materiality are true and correct in all material respects at and as of the Closing as though then made (except in each case for those representations and warranties that are as of an earlier date, which shall be true and correct in all respects or in all material respects, as applicable, as of such earlier date); and (ii) Hickok has performed or caused to have been performed in all material respects all of the covenants and agreements required by this Agreement to be performed by Hickok prior to the Closing;

                     (l)     there shall be no suit, action, investigation or proceeding pending or threatened before any governmental authority by which it is sought to restrain, delay, prohibit, invalidate, set aside or impose any conditions upon the Closing, in whole or in part;

                     (m)     since the date of this Agreement, there shall not have occurred any change, occurrence or development that, individually or in the aggregate, has a material adverse change in or effect on the business, assets, prospects, results of operations or financial condition of Hickok or the Hickok Business taken as a whole; and

                     (n)     each other document required to be delivered to Parent pursuant to this Agreement.

Any agreement or document to be delivered to Parent or Shareholders pursuant to this Section 6.2 shall be in form and substance reasonably satisfactory to Parent.

7.       Closing.

                  The consummation of the transactions contemplated herein (the "Closing") will take place on the date that is no later than the third (3rd) Business Day following the satisfaction or waiver (to the extent permitted by applicable law) of all of the conditions set forth in Article 6 hereof and shall take place at the offices of Calfee, Halter & Griswold LTD in Cleveland, Ohio or at such other time and place as to which the parties hereto may agree in writing or by e-mail exchange of relevant signature pages, deliveries and other documents as the parties hereto may mutually agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date." The transfers and deliveries described in Article 6 shall be mutually interdependent and shall be regarded as occurring simultaneously, and, any other provision of this Agreement notwithstanding, no such transfer or delivery shall become effective or shall be deemed to have occurred until all of the other transfers and deliveries provided for in Article 6 shall also have occurred or been waived in writing by the party entitled to waive the same. Such transfers and deliveries shall be deemed to have occurred and the Closing shall be effective as of 11:59 p.m. on the Closing Date.

8.       Covenants.

         8.1     Pre-Closing Covenants and Agreements.

                            8.1.1     Conduct of Business.  During the period between the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with Section 8.1.4 or the Closing Date (the "Pre-Closing Period"), except as otherwise expressly provided for in this Agreement or except to the extent Hickok otherwise consents, Shareholders shall cause Parent (with respect to the Business) and the Company to: (a) be operated in the ordinary course of business, consistent with past practice, (b) use commercially reasonable efforts to preserve intact their business organizations and relationships with persons doing business with Parent or the Company, (c) maintain their assets in their current state of condition and repair (ordinary wear and tear excepted), (d) keep in full force and effect all insurance policies of Parent and the Company; and (e) not to (i) except as required by GAAP or applicable law, revalue any of their material assets or make changes in financial or Tax accounting methods, principles or practices or (ii) file or amend any Tax Return (or enter into any settlement or compromise of any Tax liability or refund, or (iii) enter into any material Contract for terms that extend beyond the Closing; or (iv) terminate or amend any of their interest in and to the Leased Real Property; or (v) amend or terminate any Contract. Without limiting the generality of the foregoing, except as contemplated by this Agreement, during the Pre-Closing Period, without the prior written consent of Hickok, which consent will not be unreasonably withheld or delayed, Shareholders shall not take or agree, and Shareholders shall not permit Parent to take or agree (whether in writing or otherwise), any action that would result in a violation of Section 4.3.3 hereof. For the avoidance of doubt, the Company is not prohibited from distributing cash to Parent at any time and from time to time before the Closing.

                            8.1.2    Access.  During the Pre-Closing Period: (a) Shareholders shall cause Parent and the Company to provide to Hickok and its representatives reasonable access to the personnel, facilities, records and financial, accounting and other advisors (including Tax advisors) of Parent and the Company and to permit Hickok and its representatives to conduct such necessary inspections as Hickok may reasonably request, and (b) Hickok shall provide to Parent, the Shareholders, and their respective representatives reasonable access to the personnel, facilities, records and financial, accounting and other advisors (including Tax advisors) of the Hickok Companies and to permit Parent, the Shareholders, and their respective representatives to conduct such necessary inspections as Parent may reasonably request

                            8.1.3    Satisfaction of Closing Conditions.  During the Pre-Closing Period and subject to the terms and conditions of this Agreement, Parent and Shareholders, on the one hand, and Hickok, on the other hand, will use "commercially reasonable efforts" to take or cause to be taken all actions and to do or cause to be done all things necessary under the terms of this Agreement or under applicable laws to consummate the transactions contemplated by this Agreement. The parties shall cooperate with each other so as to obtain as soon as practicable after the date hereof all necessary regulatory or other consents, clearances, authorizations and approvals required under Article 6. "Commercially reasonable efforts" means those commercially reasonable efforts that would be exerted by a substantial business enterprise to accomplish the desired result, but without the requirement of undertaking extraordinary or unreasonable measures, including the payment of amounts in excess of normal and usual filing fees and processing fees, if any, or other payments with respect to any contract that are significant in the context of the contract or otherwise disproportionate to the benefit to be derived.

                            8.1.4    Termination.  This Agreement may be terminated:

                                (a)     by mutual written consent of Hickok, Parent and Shareholders at any time prior to the Closing;

                                (b)     by Hickok, Parent or Shareholders if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived or cured within thirty (30) days after being notified of same;

                                (c)     (i) Hickok if any of the conditions in Section 6.1 have not been satisfied as of July 1, 2016 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Hickok to comply with its obligations under this Agreement) and Hickok has not waived such condition; or (ii) Parent or Shareholders if any of the conditions in Section 6.2 have not been satisfied as of July 1, 2016 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Parent or Shareholders to comply with their obligations under this Agreement) and Parent or Shareholders has not waived such condition; or

                                (d)     by Hickok, Parent or Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 1, 2016.

If this Agreement is terminated pursuant to Section 8.1.4(a), then all provisions of this Agreement except Sections 8.1.6 and Section 10 shall thereupon become void without any liability on the part of any party hereto to any other party hereto. If this Agreement is terminated other than pursuant to Section 8.1.4(a), such termination will not affect any right or remedy which accrued hereunder or under applicable laws prior to or on account of such termination, and the provisions of this Agreement shall survive such termination to the extent required so that each party may enforce all rights and remedies available to such party hereunder or under applicable laws in respect of such termination and so that any party responsible for any breach or nonperformance of its obligations hereunder prior to termination shall remain liable for the consequences thereof.

                            8.1.5    Financial Statements.  During the Pre-Closing Period, the Company shall deliver, or cause to be delivered, to Hickok as soon as practicable after the end of each month, unaudited monthly financial statements of the Company.

                            8.1.6    Publicity. During the Pre-Closing Period, any disclosures or announcements relating to this Agreement or the transactions contemplated hereby will be made only as may be agreed upon in writing by Parent, Shareholders and Hickok, or as may be required by law or by any governmental authority.

                            8.1.7    No Negotiation. Until the consummation of the transactions contemplated hereby or termination of this Agreement pursuant to Section 8.1.4 hereof, neither Shareholders, Parent, the Company, nor any of their respective affiliates, related trustees, advisors, agents or other representatives will, directly or indirectly, (i) submit, solicit, initiate, encourage or discuss any proposal or offer from any person or entity or enter into any agreement or accept any offer relating to any (a) reorganization, liquidation, dissolution or recapitalization of Parent or the Company, (b) merger or consolidation involving Parent or the Company, (c) purchase or sale of any assets or capital stock of Parent or the Company (other than a purchase or sale of assets in the usual and ordinary course of business consistent with past custom and practice), or (d) similar transaction or business combination involving Parent, the Company or any of their assets (the foregoing items (a) through (d) collectively referred to herein as a "Business Sale"), or (ii) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing. Parent and Shareholders each represent and warrant that (1) they are not party to or bound by any agreement with respect to a Business Sale other than this Agreement, and (2) they have terminated all discussions with third parties regarding any of the foregoing. For purposes of this Section 8.1.7, "Person" shall mean any individual, corporation, partnership, association or any other entity or organization.

                            8.1.8    Hickok Shareholder Meeting; Hickok Proxy Statement.  Subject to the terms set forth in this Agreement, Hickok shall take all action necessary to duly call, give notice of, convene and hold a meeting of shareholders to consider the adoption of this Agreement (the "Hickok Shareholder Meeting") as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, Hickok shall prepare and promptly file the letter to the shareholders of Hickok, notice of meeting, proxy statement and forms of proxy (collectively, the "Hickok Proxy Statement") with the SEC and mail the Hickok Proxy Statement to the shareholders of Hickok in advance of such meeting. In connection with the Hickok Shareholder Meeting, as soon as reasonably practicable following the date of this Agreement, Hickok shall prepare and file the Hickok Proxy Statement with the SEC. Parent, the Company, Shareholders and Hickok will cooperate and consult with each other in the preparation of the Hickok Proxy Statement. Without limiting the generality of the foregoing, Parent, the Company and Shareholders will furnish Hickok the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Hickok Proxy Statement. Hickok shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Hickok Proxy Statement as promptly as practicable after receipt thereof and to cause the Hickok Proxy Statement in definitive form to be cleared by the SEC and mailed to Hickok's shareholders as promptly as reasonably practicable following filing with the SEC. Each of Hickok, Parent, the Company and Shareholders agree to correct any information provided by it for use in the Hickok Proxy Statement which shall have become false or misleading and Hickok shall promptly prepare and mail to its shareholders an amendment or supplement setting forth such correction.

                                (a)     Hickok agrees that none of the information included or incorporated by reference in the Hickok Proxy Statement to be filed with the SEC in connection with the transactions contemplated hereunder, will, at the date it is first mailed to Hickok's shareholders or at the time of the Hickok Shareholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Hickok with respect to statements made or incorporated by reference therein based on information supplied by Parent or Shareholders expressly for inclusion or incorporation by reference in the Hickok Proxy Statement. The Hickok Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

                                (b)     Parent, the Company and the Shareholders agree that none of the information supplied or to be supplied by them for inclusion or incorporation by reference in the Hickok Proxy Statement or any amendment or supplement thereto will, at the date it is first mailed to Hickok's shareholders or at the time of the Hickok Shareholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                            8.1.9    Tax Covenants.  During the Pre-Closing Period, Hickok will take no action of any kind or nature whatsoever that would limit or limits Hickok's (or any current or future affiliate of Hickok) ability to use its or any such affiliates' net operating losses to reduce future, taxable income and/or tax credits within the meaning of Section 382 or Section 383 of the Internal Revenue Code. Hickok shall promptly notify Parent if, during the Pre-Closing Period, any options, warrants or rights of any kind or nature to acquire shares of Hickok are issued. Such notification shall include a description of the rights issued to such holder and the identity of such holder.

         8.2        Restrictive Covenants.

                            8.2.1    Hickok Confidential Information.  In consideration of the consummation of the transactions contemplated herein, Parent and each Shareholder covenant and agree from and after the Closing Date to hold as secret and confidential (unless disclosure is required pursuant to court order, subpoena in a governmental proceeding, arbitration or pursuant to other process or requirement of law in which case such party will provide the other parties reasonable notice prior to such disclosure, if such notice is legally permissible in the opinion of counsel, and shall take all reasonable steps to prevent or limit disclosure) any and all knowledge, information or documents of a confidential or proprietary nature or not generally known to the public with respect to the Company, the Assets, the Business, this Agreement (or the transactions contemplated herein), the Hickok Companies and the Hickok Business ("Hickok Confidential Information"), to the extent the Hickok Confidential Information is not thereafter made public, or does not otherwise become available to the Parent or Shareholders from a third party who is not, to the actual knowledge of the Parent or Shareholder after reasonable inquiry, bound by any confidentiality agreement with the Parent or Shareholders. The phrase "made public" as used in this Section 8.2.1 shall apply to matters within the domain of the general public or industry of the Business or the Hickok Business, other than as a result of a disclosure by the Parent or Shareholders in violation of the terms of this Agreement or such party's failure to fulfill their obligations hereunder. The Parent and Shareholders agree not to use the Hickok Confidential Information for his or its own benefit or for the benefit of others or disclose any such Hickok Confidential Information

                            8.2.2    Parent Confidential Information.  In consideration of the consummation of the transactions contemplated herein, Hickok and the Company covenant and agree from and after the Closing Date to hold as secret and confidential (unless disclosure is required pursuant to court order, subpoena in a governmental proceeding, arbitration or pursuant to other process or requirement of law in which case such party will provide the other parties reasonable notice prior to such disclosure, if such notice is legally permissible in the opinion of counsel, and shall take all reasonable steps to prevent or limit disclosure) any and all knowledge, information or documents of a confidential or proprietary nature or not generally known to the public with respect to the Parent and this Agreement or the transactions contemplated herein ("Parent Confidential Information"), to the extent the Parent Confidential Information is not thereafter made public, or does not otherwise become available to Hickok or the Company from a third party who is not, to the actual knowledge of Hickok or the Company after reasonable inquiry, bound by any confidentiality agreement with Hickok or the Company. The phrase "made public" as used in this Section 8.2.2 shall apply to matters within the domain of the general public or industry of the Parent, other than as a result of a disclosure by Hickok or the Company in violation of the terms of this Agreement or such party's failure to fulfill their obligations hereunder. Hickok and the Company agree not to use the Parent Confidential Information for their own benefit or for the benefit of others or disclose any such Parent Confidential Information

                            8.2.3   Noninterference.  In further consideration of the consummation of the transactions contemplated herein, from the Closing Date and until the fifth (5th) anniversary of the Closing Date, Parent covenants and agrees it will not, directly or indirectly, and each Shareholder covenants and agrees that such Shareholder will not directly, (a) solicit, induce or attempt to solicit or induce any employee or agent of the Company to terminate his or her relationship with the Company; (b) induce or attempt to induce any supplier, contractor or customer of the Company to terminate or adversely change its relationship with the Company; or (c) employ or hire any person who was an employee of the Company until twelve (12) months after such individual's employment relationship with the Company has been terminated, unless terminated by the Company. Notwithstanding the foregoing provisions, no restriction contained in the directly preceding subsections (a) and (c) shall apply to any solicitation directed at the public in general and/or found in general publications not directed to employees of the Company. Nothing in this Section 8.2.3 prohibits or restricts Shareholders from taking any action on behalf of, or in connection with their ownership or affiliation of, Park-Ohio Industries, Inc. and its affiliates.

                            8.2.4   Remedy for Certain Breaches.  The parties hereto acknowledge and agree that the covenants in this Section 8.2 were negotiated at arm's length, are required for the fair and reasonable protection of the parties, that none of the parties would have entered into this Agreement had the parties hereto not agreed to these covenants, that the restrictions contained herein are designed, among other things, to protect the Business of the Company and to ensure that Parent does not engage in unfair competition with the Company, and that the obligations of Hickok and the Company, on the one hand, and the obligations of Parent and Shareholders, on the other hand, set forth in this Agreement constitute adequate consideration for the other's obligations under this Section 8.2. Each party hereto further acknowledges and agrees that a breach of any of the covenants, obligations or agreements set forth in this Section 8.2 will result in irreparable and continuing damage to the non-breaching party in their respective businesses and properties for which there will be no adequate remedy at law, and each party hereto agrees that in the event of any such breach, the non-breaching parties hereto shall be entitled to injunctive relief to restrain such breach by such party without the necessity of proof of actual damages or the posting of a bond, and to such other and further relief (including damages) as is proper under the circumstances.

                            8.2.5   Reformation of Agreement; Severability.  The parties intend the covenants set forth in this Section 8.2 to be enforced as written. However, in the event that any provision set forth in this Section 8.2 is held by a court of competent jurisdiction to be invalid or unenforceable to any extent, such court shall exercise its discretion in reforming such provision to the end that the parties shall be subject to such restrictions and obligations as the court deems reasonable under the circumstances. In the event that a provision or term of this Agreement is found to be void or unenforceable to any extent and such court does not exercise its discretion to reform such provision, it is the agreed upon intent of the parties hereto that all remaining provisions or terms of this Agreement shall remain in full force and effect to the maximum extent permitted by law and that this Agreement shall be enforceable as if such void or unenforceable provision or term had never been a part hereof.

         8.3        Expenses; Transfer Taxes.  Hickok shall pay all of the expenses incident to the transactions contemplated by this Agreement which are incurred by the Hickok Companies or their respective representatives, and the Company shall pay all of the expenses incident to the transactions contemplated by this Agreement which are incurred by Parent, Shareholders, the Company or their respective representatives (including without limitation, the Contribution). Parent shall pay all sales or other transfer Taxes, if any, which may be payable in connection with the transactions contemplated by this Agreement.

         8.4        Assignment of Contracts in the Contribution.  Parent and Shareholders shall use commercially reasonable efforts (as defined in Section 8.1.3) to obtain the consent of the other party to any contract for the assignment of same to the Company in the Contribution in all cases in which such consent is required for assignment or transfer to the extent any such consent has not been obtained prior to the date hereof. If such consent is not obtained, Parent and Shareholders agree to cooperate with Hickok and the Company in any reasonable arrangement designed to provide for the Company the benefits thereunder, including, without limitation, having the Company act as agent for Parent and having Parent enforce for the benefit of the Company any and all rights of Parent against the other party thereto.

         8.5        No Assignment.  No assignment by any party of this Agreement or any right or obligation hereunder may be made without the prior written consent of all other parties, and any assignment attempted without such consent will be void.

         8.6        Further Assurances and Assistance.

                            8.6.1    The parties agree that each will execute and deliver any and all documents in addition to those expressly provided for herein that may be necessary or appropriate to effect the provisions of this Agreement and each of the other agreements and instruments delivered by them in connection herewith. Parent and Shareholders further agree that at any time and from time to time after the Closing, they will execute and deliver to Hickok and the Company such further conveyances, assignments or other written assurances as Hickok or the Company may reasonably request and as Parent and Shareholders are reasonably able to comply with to perfect and protect the Company's title to the Assets.

                            8.6.2    Hickok shall cause the Company to sponsor (or be a participating employer in), as of the Closing Date, a group health plan for the benefit of all employees of the Company employed on the Closing Date (who previously were eligible for such coverage with Parent) and their eligible dependents. In addition, as soon as administratively practicable after the Closing Date, Hickok shall make a 401(k) plan available to employees of the Company.

                            8.6.3    From and after the date of this Agreement the parties will cooperate to minimize adverse tax consequences resulting from the transactions contemplated herein. The parties further agree that the Merger Consideration will be allocated among the Company's assets by first allocating the Merger Consideration to the Company's Class I, Class II, Class III, Class IV, and Class V assets (as provided on IRS Form 8954) up to the amount of their respective adjusted tax basis immediately prior to the Closing, with the excess being allocated to goodwill or other identifiable intangible assets.

         8.7        Stock Trading Review Policy.  Hickok shall adopt a policy to ensure timely review of SEC filings evidencing ownership of 5.0% or more, and quarterly review procedures to ensure that shareholders have not acquired ownership inconsistent with Hickok's Amended and Restated Code of Regulations provisions that is satisfactory to Parent.

         8.8        No Other Representations and Warranties.  Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that Shareholders and Parent are not making any representations or warranties whatsoever, whether express or implied, beyond those expressly given by the Shareholders and Parent in Articles 3 and 4 of this Agreement (as modified by the Schedules thereto), respectively, and Parent and Shareholders acknowledge and agree that Hickok is not making any representations or warranties whatsoever, whether express or implied, beyond those expressly given by Hickok in Article 5 of this Agreement (as modified by the Schedules thereto). Each party hereto acknowledges that except for the representations and warranties in Articles 3, 4 and 5, the issued and outstanding membership interests of the Company and the Hickok Common Shares and the assets and businesses of the Company and the Hickok Companies have been or will be transferred to them on an "as is, where is" basis. Each party hereto acknowledges and agrees that it has conducted to its satisfaction its own independent investigation of the condition, operations and businesses of Parent, the Company and the Hickok Companies, and, in making its determination to proceed with the transactions contemplated by this Agreement, each party has relied on the results of its own independent investigation.

9.      Indemnification.

         9.1        Indemnification by Parent.  Parent shall indemnify and hold harmless Hickok and each of its affiliates, members, managers, officers, employees and agents (the "Hickok Indemnified Parties") from any and all loss, damage, liability, deficiency, costs and expenses (including reasonable legal and accounting fees) (collectively, "Losses") resulting from or arising out of (a) any inaccuracy in or breach of any representation, or warranty made by Parent or Shareholders herein or in any other agreement, instrument or document delivered by or on behalf of Parent or Shareholders in connection herewith; (b) any breach of any covenant or obligation made or incurred by Parent or Shareholders herein or in any other agreement, instrument or document delivered by or on behalf of Parent or Shareholders in connection herewith; (c) any imposition (including by operation of any bulk transfer or other law) or attempted imposition upon any Hickok Company by a third party of any Liability of Parent that was not expressly assumed by the Company pursuant to the terms of the Contribution Agreement; (d) any change in Parent's or the Company's accounting methods, including any such change related to the determination of inventory value, costs of goods sold or any other transaction that needs to be reported at the end of an accounting period related to the Business; and (e) claims of any investment banker, broker, finder or other party acting in a similar capacity on behalf of Parent or Shareholders in connection with the transactions herein contemplated.

         9.2        Indemnification by Shareholders.  Each Shareholder shall severally indemnify and hold harmless the Hickok Indemnified Parties from any and all Losses resulting from or arising out of (a) any inaccuracy in or breach of any representation, or warranty made by such Shareholder herein or in any other agreement, instrument or document delivered by or on behalf of such Shareholder in connection herewith; (b) any breach of any covenant or obligation made or incurred by such Shareholder herein or in any other agreement, instrument or document delivered by or on behalf of such Shareholder in connection herewith; and (c) claims of any investment banker, broker, finder or other party acting in a similar capacity on behalf of such Shareholder in connection with the transactions herein contemplated.

         9.3        Indemnification by Hickok.  Hickok shall indemnify and hold harmless Parent and its affiliates, directors, shareholders, officers, employees and agents (the "Parent Indemnified Parties") from any and all Losses resulting from or arising out of (a) any inaccuracy in or breach of any representation, or warranty made by Hickok herein or in any other agreement, instrument or document delivered by or on behalf of Hickok in connection herewith; (b) any breach of any covenant or obligation made or incurred by Hickok herein or in any other agreement, instrument or document delivered by or on behalf of Hickok in connection herewith; (c) any imposition or attempted imposition by a third party upon Parent or Shareholders of any Liability that was expressly assumed by the Company pursuant to the terms of the Contribution Agreement (unless such imposition arose from an action taken or an omission by Parent and Shareholders prior to the date hereof and for which Hickok is otherwise entitled to indemnification hereunder); and (d) claims of any investment banker, broker, finder or other party acting in a similar capacity on behalf of Hickok in connection with the transactions herein contemplated.

         9.4        Notification of and Participation in Claims.  No claim for indemnification will arise until notice thereof is given to the party from whom indemnity is sought. In the event that any legal proceedings shall be instituted or any claim or demand be asserted by any third party in respect of which Parent or Shareholders on the one hand, or Hickok on the other hand, may have an obligation to indemnify the other(s), the party asserting such right to indemnity shall give or cause to be given to the party from whom indemnity may be sought written notice thereof (including the facts constituting the basis therefor) and such party shall have the right, at its option and expense, to be present at the defense of such proceeding, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the party asserting such right to indemnity, unless the party from whom indemnity is sought irrevocably acknowledges full and complete responsibility for indemnification of the party asserting such right to indemnity, in which case such party may assume such control through counsel of its choice, and the other parties may participate in such defense, negotiation or settlement at their cost and expense. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand; provided, however, if the indemnifying party has assumed the defense of such a third party claim, the indemnifying party shall not, without the written consent of the indemnified party, enter into any settlement, compromise or discharge or consent to the entry of any judgment which imposes any expense, obligation or restriction upon the indemnified party, includes any obligations on the part of the indemnified party to take any future actions, or requires the indemnified party to admit or acknowledge to any fact or event, including any violation of law.

         9.5        Limitations on Indemnification Obligations.  The indemnification provided for under this Section 9 shall be limited in certain respects as follows:

                     (a)       Any claim for indemnification under Section 9.1(a) shall be made by notice to Parent or Shareholders on or before the date that is eighteen (18) months after the Closing Date, provided, that: (i) there shall be no limits on the time for making a claim for indemnification relating to the representations and warranties contained in Sections 3.1 [Parent and Shareholder Authority and Capacity], 3.2 [Execution and Delivery; Enforceability], 3.3 [Ownership of Interests], 4.1 [Organization], 4.2.1 [Company Enforceability], 4.3.5 [Indebtedness], the first sentence of 4.7.1 [Title] and Section 4.11 [Securities Matters]; and (ii) a claim for indemnification relating to the representations and warranties contained in Sections 4.3.4 [Taxes], 4.6 [Employee Benefits], and Section 4.9 [Environmental] may be made until the five (5) year anniversary of the Closing Date. The representations and warranties referenced in clause (i) of this Section 9.5(a) shall be referred to herein as the "Parent Fundamental Representations."

                     (b)       Any claim for indemnification under Section 9.2(a) shall be made by notice to Hickok on or before the date eighteen (18) months after the Closing Date, provided, that: (i) there shall be no limits on the time for making a claim for indemnification relating to the representations and warranties contained in Sections 5.1.1 [Ownership of Interests; Generally], 5.2 [Organization]; 5.3.1 [Enforceability]; and the first sentence of Section 5.13.1 [Title]; and (ii) a claim for indemnification relating to the representations and warranties contained in Sections 5.8 [Taxes], 5.12 [Employee Benefits], and Section 5.15 [Environmental] may be made until the five (5) year anniversary of the Closing Date. The representations and warranties referenced in clause (i) of this Section 9.5(b) shall be referred to herein as the "Hickok Fundamental Representations."

                     (c)       Except for indemnification claims arising out of the Parent Fundamental Representations or fraud, Parent shall not be liable to the Hickok Indemnified Parties for indemnification under Section 9.1(a) until the aggregate amount of Losses under Section 9.1(a) exceeds Forty Thousand Dollars ($40,000) (the "Indemnification Basket"), at which time, subject to Section 9.5(g) below, Parent shall be liable for the amount in excess of the Indemnification Basket.

                     (d)       Except for indemnification claims arising out of the Hickok Fundamental Representations or fraud, Hickok shall not be liable to the Parent Indemnified Parties for indemnification under Section 9.2(a) until the aggregate amount of Losses under Section 9.2(a) exceeds the Indemnification Basket, at which time, Hickok shall be liable for the amount in excess of the Indemnification Basket.

                     (e)       Except for indemnification claims arising out of the Parent Fundamental Representations or fraud, the maximum liability of Parent pursuant to Section 9.1(a) shall not exceed an amount equal to Six Hundred Thousand Dollars ($600,000) (the "Indemnification Cap").

                     (f)       Except for indemnification claims arising out of the Hickok Fundamental Representations or fraud, the maximum liability of Hickok pursuant to Section 9.2(a) shall not exceed an amount equal to the Indemnification Cap.

                     (g)       Except for injunctive relief or specific performance to which a party to this Agreement may be entitled under Article 8, and except for claims for fraud, such parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 9.

         9.6        Right of Offset.  The Hickok Indemnified Parties may, in their sole discretion, offset any right to indemnification the Hickok Indemnified Parties have pursuant to this Article 9 that either the parties have agreed in writing is owed or that has been determined to be owed pursuant to a final non-appealable decision that has been rendered by a court of competent jurisdiction, against any amounts outstanding to Parent under the Parent Note or the Working Capital Note. Except as set forth in the preceding sentence, the Hickok Indemnified Parties are not entitled to exercise any setoff rights against amounts owed under the Parent Note or Working Capital Note.

         9.7        Insurance.  Payments by an indemnifying party pursuant to this Article 9 in respect of any Losses shall be limited to the amount of any Liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the indemnified party (or the Company) in respect of any such claim. The indemnified party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement; provided, however, that this sentence shall not require any party hereto to initiate or pursue litigation against third parties in respect of such Loss. For the avoidance of doubt and without limiting the definition of "Losses", any out-of-pocket expenses paid to a third party (other than a Hickok Indemnified Party or a Parent Indemnified Party) in the course of attempting to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses, including, without limitation, any increase in the amount of premiums payable under any insurance policy as a result thereof, shall be deemed Losses hereunder.

10.       Miscellaneous Provisions.

         10.1        Notices.  All notices and other communications required by this Agreement shall be in writing and shall be delivered as follows:
(a)	If to Hickok or Merger Sub, to:	Hickok Incorporated 10514 Dupont Avenue Cleveland, Ohio 44108 Attn: Robert L. Bauman Facsimile: (216) 761-9879

	With a copy to:	Calfee, Halter & Griswold LTD 1405 East Sixth Street Cleveland, Ohio 44114-1607 Attn: John J. Jenkins Facsimile: (216) 241-0816

(b)	If to Parent or Shareholders, to:	First Francis Company, Inc. c/o The Crawford Group 6065 Parkland Boulevard Cleveland, OH 44124 Attn: Edward Crawford Facsimile: (440) 947-2226

	With a copy to:	Ulmer & Berne LTD 1660 West 2nd Street Suite 1100 Cleveland, OH 44113-1448 Attn: Frederick N. Widen Facsimile: (216) 583-7341

or to such other address as may have been designated in a prior notice. Notices sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed to have been given two business days after being mailed; notices sent by a nationally recognized commercial overnight carrier shall be effective the next business day after receipted delivery to such courier specifying overnight delivery; otherwise, notices shall be deemed to have been given when received at the address specified above (or other address specified in accordance with the foregoing).

         10.2        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.3        Headings.  The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         10.4         Execution in Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         10.5        Governing Law; Jurisdiction; Venue.  This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio, without regard to conflict of laws principles. The parties agree that any dispute or controversy arising between the parties relating to or in connection with this Agreement shall be submitted to and heard by a state or federal court located in Cuyahoga County, Ohio, and all objections to personal jurisdiction and venue in any action, suit or proceeding so commenced are hereby expressly waived by all parties hereto. The parties waive personal service of any and all process on each of them and consent that all such service of process shall be made in the manner, to the party and at the address set forth in Section 10.1 of this Agreement, and service so made shall be complete as stated in such section.

         10.6        Waivers.  No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the party to be charged, and, unless otherwise stated therein, no such waiver shall constitute a waiver of any other provisions hereof (whether or not similar) or a continuing waiver.

         10.7        No Third Party Rights.  Nothing express or implied in this Agreement is intended or shall be construed to confer on any person other than the parties hereto any rights under this Agreement other than the Hickok Indemnified Parties and Parent Indemnified Parties.

         10.8        Entire Agreement.   This Agreement, the schedules referenced herein and the documents to be delivered hereunder constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements and understandings of the parties. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or in the agreements or instruments delivered in connection herewith, and no supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

[Signature Page Follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed as of the day and year first above written.

HICKOK:

HICKOK INCORPORATED

By: /s/ Robert L. Bauman Name: Robert L. Bauman Its: President & CEO

MERGER SUB:

FEDERAL HOSE MERGER SUB, INC.

By: /s/ Robert L. Bauman Name: Robert L. Bauman Its: President & CEO

PARENT:

FIRST FRANCIS COMPANY INC.

By: /s/ Edward F. Crawford Name: Edward F. Crawford Its: President

COMPANY:

FEDERAL HOSE MANUFACTURING LLC.

By: /s/ Edward F. Crawford Name: Edward F. Crawford Its: Manager

SHAREHOLDERS:

/s/ Edward F. Crawford Edward F. Crawford /s/ Matthew Crawford Matthew Crawford

Exhibit C

Form of Promissory Note for the Parent Note and Working Capital Note

PROMISSORY NOTE

$2,768,662 (Original Principal Amount)	__________ ___, 2016

         FOR VALUE RECEIVED, the undersigned, Hickok Incorporated, an Ohio corporation ("Maker"), hereby promises to pay to the order of First Francis Company Inc., an Ohio corporation (the "Payee"), the principal sum of Two Million Seven Hundred Sixty Eight Thousand Six Hundred Sixty Two Dollars ($2,768,662), together with interest at the Applicable Rate (as defined below).

         This Promissory Note was issued pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 8, 2016, by and among Maker, Payee, Federal Hose Manufacturing LLC, an Ohio limited liability company, Edward F. Crawford, an individual, Matthew Crawford, an individual, and Federal Hose Merger Sub, Inc., an Ohio corporation, and is the "Parent Note" referred to in the Merger Agreement. The indebtedness evidenced by this Promissory Note is subject to certain rights of offset described in Section 9.5 of the Merger Agreement. Except as otherwise indicated herein, capitalized terms used in this Promissory Note have the same meanings set forth in the Merger Agreement.

                            1.     Interest. Commencing on the date hereof, interest on the unpaid principal amount due hereunder will accrue at a rate equal to four percent (4%) per annum (calculated on the basis of a year of 365/366 days and the actual number of days elapsed in any payment period or portion thereof) (the "Applicable Rate").

                           2.     Payments

                           (a)       Principal and Interest. The principal amount of this Promissory Note and any interest due hereunder shall be payable in quarterly installments of Eighty Four Thousand Three Hundred Twenty and 26/100 Dollars ($84,321.26) during the term of this Promissory Note beginning on __________ ___, 2016. The entire remaining principal balance and all accrued and unpaid interest shall be due and payable in full on the sixth (6th) anniversary of the date hereof, unless accelerated in accordance with the terms and conditions of this Promissory Note.

                           (b)       Manner of Payment. All payments of principal and interest on this Promissory Note shall be made by check or by wire transfer of immediately available funds payable to the Payee. Payments made by check shall be made to the Payee at the Payee's address set forth in Section 10.1 of the Merger Agreement.

                           (c)        Prepayment. Subject to the terms and provisions set forth herein, this Promissory Note may be prepaid in whole or in part at any time without bonus, penalty or premium. Any prepayment shall be credited first against accrued interest due and payable hereunder, with any remaining balance credited against the principal amount due hereunder in inverse order of maturity.

                           3.     Right of Setoff. The terms and provisions of this Promissory Note and the rights of Payee are subject to the rights of offset set forth in Section 9.5 of the Merger Agreement.

                           4.     Security. This Note is secured by a lien on all of Payee's personal property under the terms of a Security Agreement between Payee and Maker dated as of the date hereof (the "Security Agreement").

                           5.     Event of Default. Each of the following shall constitute an "Event of Default" under this Promissory Note:

                           (a)        if Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) admit in writing its general inability to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (v) be adjudicated bankrupt or insolvent; (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors; or (vii) acquiesce to, or fail to have dismissed, within sixty (60) days from the commencement of any such proceeding or case, any petition filed against it in any involuntary case under such bankruptcy laws;

                           (b)       if Maker shall fail to pay the principal or interest due hereunder as the same becomes due and payable and any amount of such principal and/or interest remains unpaid for a period of fifteen (15) calendar days after the same becomes due;

                           (c)        if Maker shall default in any payment of principal of or interest on any indebtedness beyond any period of grace with respect to such payment or default in the observance of any other covenant, term or condition contained in any agreement or instrument pursuant to which such indebtedness is created, secured or evidenced, if the effect of such default is to permit the acceleration of any such indebtedness, whether or not such right shall have been waived;

                           (d)       the occurrence of a Default under the Security Agreement; or

                           (e)        if a final judgment or order for the payment of money in an amount in excess of Fifty Thousand Dollars ($50,000) shall be rendered against Maker by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired.

                           6.     Remedies Upon an Event of Default.  Upon an Event of Default under Section 4(a), the outstanding principal balance of and all accrued but unpaid interest on this Promissory Note will automatically be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.  Upon an Event of Default under Sections 4(b)-(e), the Payee may declare the outstanding principal balance of and all accrued but unpaid interest on this Promissory Note to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                           7.     Notices.  All notices, requests, demands and other communications hereunder shall be made in accordance with the terms of Section 10.1 of the Merger Agreement.

                           8.     Governing Law; Venue and Jurisdiction.  This Promissory Note shall be governed by and construed under the laws of the State of Ohio without regard to its conflict of laws principles. The parties agree that any dispute or controversy arising between the parties relating to or in connection with this Promissory Note shall be submitted to and heard by a state or federal court located in Cuyahoga County, Ohio, and each of the parties hereby irrevocably agrees, acknowledges and submits itself to the exclusive jurisdiction and venue of such courts for the purposes of such lawsuit and agrees to accept service of process in accordance with the provisions for delivery of notice set forth in Section 10.1 of the Merger Agreement.

                           9.     Binding Effect.  The terms and provisions of this Promissory Note shall be binding upon Maker and Maker's successors-in-interest, legal representatives and assigns, and shall inure to the benefit of Payee and Payee's successors-in-interest, legal representatives and permitted assigns and any subsequent holder of this Promissory Note.

                           10.     Section Titles.  The section titles contained in this Promissory Note are intended for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

                           11.     Amendment and Modification.  Except as otherwise expressly provided herein, neither this Promissory Note nor any term of this Promissory Note may be changed, waived, discharged or terminated orally, but may only be amended or modified by an instrument in writing signed by the parties hereto.

                           12.     Severability.  If any provision of this Promissory Note shall be held unenforceable, invalid, or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Promissory Note shall not be affected thereby.

                           13.     Failure to Exercise Remedies.  Maker agrees that the failure of the Payee to exercise any right granted hereunder shall not constitute a waiver of such right or any other rights, and that failure by the Payee to exercise any right granted hereunder in the event of a breach or default by the Maker shall not be deemed a waiver of such breach or default or of other or further breaches or defaults by the Maker. The remedies granted to the Payee shall be available to the Payee until all amounts due hereunder shall have been paid in full.

                           14.     Collection Costs.  The Maker agrees to pay all reasonable costs of collection (limited, in the case of attorneys' fees and costs, to counsel for the Payee) in connection with the enforcement of this Promissory Note and the exercise of any rights and remedies by the Payee under the Security Agreement in connection therewith.

                           15.     Counterparts.  This Promissory Note may be executed in one or more counterparts, each of which will be deemed to be an original signature to this Promissory Note and all of which, when taken together, will be deemed to constitute one and the same agreement.

                           16.     Warrant of Attorney.  In the event of an Event of Default hereunder, the undersigned authorizes any attorney at law to appear in any State or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Promissory Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Promissory Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned waives any conflict of interest that an attorney hired by Payee may have in acting on the undersigned's behalf in confessing judgment against it while such attorney is retained by Payee. The undersigned expressly consents to such attorney acting for it in confessing judgment and to such attorney's reasonable fee being paid by the Payee or deducted from the proceeds of collection of this Promissory Note or any collateral security therefor.

[Signature Page Follows.]

         IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first written above.

MAKER

HICKOK INCORPORATED

By: Name: Title:

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Acknowledged and agreed to on

____________ ___, 2016 by:

PAYEE:

FIRST FRANCIS COMPANY INC.

By:

Name:

Title:

PROMISSORY NOTE

$2,000,000 (Original Principal Amount)	__________ ___, 2016

         FOR VALUE RECEIVED, the undersigned, Hickok Incorporated, an Ohio corporation ("Maker"), hereby promises to pay to the order of First Francis Company Inc., an Ohio corporation (the "Payee"), the principal sum of Two Million Dollars ($2,000,000), subject to increase or decrease pursuant to Section 2.2 of the Merger Agreement (as defined below), together with interest at the Applicable Rate (as defined below).

         This Promissory Note was issued pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 8, 2016, by and among Maker, Payee, Federal Hose Manufacturing LLC, an Ohio limited liability company, Edward F. Crawford, an individual, Matthew Crawford, an individual, and Federal Hose Merger Sub, Inc., an Ohio corporation, and is the "Working Capital Note" referred to in the Merger Agreement. The indebtedness evidenced by this Promissory Note is subject to certain rights of offset described in Section 9.5 of the Merger Agreement. Except as otherwise indicated herein, capitalized terms used in this Promissory Note have the same meanings set forth in the Merger Agreement.

                            1.     Interest. Commencing on the date hereof, interest on the unpaid principal amount due hereunder will accrue at a rate equal to four percent (4%) per annum (calculated on the basis of a year of 365/366 days and the actual number of days elapsed in any payment period or portion thereof) (the "Applicable Rate").

                            2.     Payments

                           (a)        Principal and Interest.  Subject to increase or decrease pursuant to Section 2.2 of the Merger Agreement, the principal amount of this Promissory Note and any interest due hereunder shall be payable in quarterly installments of Sixty Thousand Nine Hundred Eleven and 20/100 Dollars ($60,911.20) during the term of this Promissory Note beginning on __________ ___, 2016. The entire remaining principal balance and all accrued and unpaid interest shall be due and payable in full on the sixth (6th) anniversary of the date hereof, unless accelerated in accordance with the terms and conditions of this Promissory Note.

                           (b)       Manner of Payment.  All payments of principal and interest on this Promissory Note shall be made by check or by wire transfer of immediately available funds payable to the Payee. Payments made by check shall be made to the Payee at the Payee's address set forth in Section 10.1 of the Merger Agreement.

                           (c)        Prepayment.  Subject to the terms and provisions set forth herein, this Promissory Note may be prepaid in whole or in part at any time without bonus, penalty or premium. Any prepayment shall be credited first against accrued interest due and payable hereunder, with any remaining balance credited against the principal amount due hereunder in inverse order of maturity.

                            3.     Right of Setoff.  The terms and provisions of this Promissory Note and the rights of Payee are subject to the rights of offset set forth in Section 9.5 of the Merger Agreement.

                            4.     Security.  This Note is secured by a lien on all of Payee's personal property under the terms of a Security Agreement between Payee and Maker dated as of the date hereof (the "Security Agreement").

                            5.     Event of Default.  Each of the following shall constitute an "Event of Default" under this Promissory Note:

                           (a)        if Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) admit in writing its general inability to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (v) be adjudicated bankrupt or insolvent; (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors; or (vii) acquiesce to, or fail to have dismissed, within sixty (60) days from the commencement of any such proceeding or case, any petition filed against it in any involuntary case under such bankruptcy laws;

                           (b)       if Maker shall fail to pay the principal or interest due hereunder as the same becomes due and payable and any amount of such principal and/or interest remains unpaid for a period of fifteen (15) calendar days after the same becomes due;

                           (c)        if Maker shall default in any payment of principal of or interest on any indebtedness beyond any period of grace with respect to such payment or default in the observance of any other covenant, term or condition contained in any agreement or instrument pursuant to which such indebtedness is created, secured or evidenced, if the effect of such default is to permit the acceleration of any such indebtedness, whether or not such right shall have been waived;

                           (d)       the occurrence of a Default under the Security Agreement; or

                           (e)        if a final judgment or order for the payment of money in an amount in excess of Fifty Thousand Dollars ($50,000) shall be rendered against Maker by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired.

                            6.     Remedies Upon an Event of Default.  Upon an Event of Default under Section 4(a), the outstanding principal balance of and all accrued but unpaid interest on this Promissory Note will automatically be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.  Upon an Event of Default under Sections 4(b)-(e), the Payee may declare the outstanding principal balance of and all accrued but unpaid interest on this Promissory Note to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                            7.     Notices. All notices, requests, demands and other communications hereunder shall be made in accordance with the terms of Section 10.1 of the Merger Agreement.

                            8.     Governing Law; Venue and Jurisdiction.  This Promissory Note shall be governed by and construed under the laws of the State of Ohio without regard to its conflict of laws principles. The parties agree that any dispute or controversy arising between the parties relating to or in connection with this Promissory Note shall be submitted to and heard by a state or federal court located in Cuyahoga County, Ohio, and each of the parties hereby irrevocably agrees, acknowledges and submits itself to the exclusive jurisdiction and venue of such courts for the purposes of such lawsuit and agrees to accept service of process in accordance with the provisions for delivery of notice set forth in Section 10.1 of the Merger Agreement.

                            9.     Binding Effect.  The terms and provisions of this Promissory Note shall be binding upon Maker and Maker's successors-in-interest, legal representatives and assigns, and shall inure to the benefit of Payee and Payee's successors-in-interest, legal representatives and permitted assigns and any subsequent holder of this Promissory Note.

                            10.     Section Titles.  The section titles contained in this Promissory Note are intended for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

                            11.     Amendment and Modification.  Except as otherwise expressly provided herein, neither this Promissory Note nor any term of this Promissory Note may be changed, waived, discharged or terminated orally, but may only be amended or modified by an instrument in writing signed by the parties hereto.

                            12.     Severability.  If any provision of this Promissory Note shall be held unenforceable, invalid, or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Promissory Note shall not be affected thereby.

                            13.     Failure to Exercise Remedies.  Maker agrees that the failure of the Payee to exercise any right granted hereunder shall not constitute a waiver of such right or any other rights, and that failure by the Payee to exercise any right granted hereunder in the event of a breach or default by the Maker shall not be deemed a waiver of such breach or default or of other or further breaches or defaults by the Maker. The remedies granted to the Payee shall be available to the Payee until all amounts due hereunder shall have been paid in full.

                            14.     Collection Costs.  The Maker agrees to pay all reasonable costs of collection (limited, in the case of attorneys' fees and costs, to counsel for the Payee) in connection with the enforcement of this Promissory Note and the exercise of any rights and remedies by the Payee under the Security Agreement in connection therewith.

                            15.     Counterparts.  This Promissory Note may be executed in one or more counterparts, each of which will be deemed to be an original signature to this Promissory Note and all of which, when taken together, will be deemed to constitute one and the same agreement.

                            16.     Warrant of Attorney.  In the event of an Event of Default hereunder, the undersigned authorizes any attorney at law to appear in any State or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Promissory Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Promissory Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned waives any conflict of interest that an attorney hired by Payee may have in acting on the undersigned's behalf in confessing judgment against it while such attorney is retained by Payee. The undersigned expressly consents to such attorney acting for it in confessing judgment and to such attorney's reasonable fee being paid by the Payee or deducted from the proceeds of collection of this Promissory Note or any collateral security therefor.

[Signature Page Follows.]

         IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first written above.

MAKER

HICKOK INCORPORATED

By: Name: Title:

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Acknowledged and agreed to on

____________ ___, 2016 by:

PAYEE:

FIRST FRANCIS COMPANY INC.

By:
Name:

Title:

Exhibit F

Form of Real Property Lease

AMENDED AND RESTATED LEASE AGREEMENT

EDWARD F. CRAWFORD, as Lessor

-and-

FEDERAL HOSE MANUFACTURING LLC, as Lessee

PREMISES:

25 Florence Avenue
Painesville, Ohio 44077

AMENDED AND RESTATED LEASE AGREEMENT — FLORENCE AVENUE, PAINESVILLE, OHIO

         THIS AMENDED AND RESTATED LEASE AGREEMENT (this "Lease") is made as of _________ ____, 2016, by and between Edward F. Crawford, 6065 Parkland Blvd., Cleveland, Ohio 44124 ("Lessor"), and Federal Hose Manufacturing LLC, an Ohio limited liability company, 25 Florence Avenue, Painesville, Ohio 44077 ("Lessee").

SECTION 1— PREMISES

         (a)     For the Term (defined herein), at the rent, and upon the provisions and conditions hereinafter contained, Lessor does hereby let and lease to Lessee, and Lessee does lease from Lessor, the real estate located at 25 Florence Avenue, Painesville, Ohio 44077, consisting of approximately 2.09 acres and as more fully described on Exhibit A attached hereto and made a part hereof, together with the building located thereon consisting of approximately 50,000 square feet, together with all fixtures owned by Lessor and located therein, all in their present condition and all easements, rights, privileges and appurtenances thereto belonging (collectively, the "Premises").

         (b)     Lessee's rights under this Lease are subject to all easements, restrictions, covenants, conditions, limitations and other matters of record and any state of facts which would be disclosed by an inspection and accurate survey of the Premises, zoning and buildings ordinances and all other laws, ordinances, rules and regulations affecting or pertaining to the Premises or the use and occupancy thereof, provided however, that none of the foregoing shall prohibit Lessee's use of the Premises for the manufacture, storage and distribution of flexible interlocking metal hose and the storage and distribution of silicon hose.

SECTION 2 — TERM

         Lessee shall have and hold the Premises for a term of 10 years, commencing on the date hereof and expiring on __________ ___, 2026 (the "Term"), unless sooner terminated as provided for herein.

SECTION 3 — RENT

         (a)            Lessee covenants and agrees, without demand and without deduction or setoff of any kind whatsoever, to pay to Lessor, at Lessor's address hereinafter specified for receipt of notices or at such other address as Lessor from time to time may designate in writing, fixed rent for the Premises for the entire Term of this Lease in the total amount of $1,800,000, plus such additional rents as set forth in this Lease. Such fixed rent shall be due and payable in advance, on the first day of each and every calendar month, in 120 equal monthly installments of $15,000 each, commencing _______________ ___, 2016, payable up to and including ______________ ____, 2026.

         The fixed rent provided for herein shall be absolutely net return to Lessor throughout the Term, free of any expense, charge, or deduction whatsoever with respect to the Premises and the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof.

         (b)              In addition to payment of Subsection 3(a) rent as hereinabove provided, Lessee shall pay to Lessor as additional rent, an amount equal to the taxes set forth in Sections 5 hereof.

SECTION 4 — LATE PAYMENT

         In the event any payment of rent is not received by Lessor within 10 days of when it first became due and payable or, as to additional rent or other charges hereunder, within ten 10 days following Lessor's demand for payment being made, interest shall accrue on the overdue payment from the date it first became due and payable or demand for payment was made at the rate of 10% per annum.

SECTION 5 — TAXES

         (a)            Lessee shall pay as additional rent, before delinquency, provided that Lessor has timely delivered copies of bills therefore to Lessee, all taxes, assessments, impositions or license fees which regard Lessee's personal property installed or located in, on or upon the Premises.

         (b)            Lessee, shall pay, as additional rent, all real estate taxes and assessment, both general and special, and other governmental charges and impositions of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen (including, but not limited to, any sales tax hereinafter imposed upon the rents and/or other sums payable by Lessee to Lessor hereunder and excluding Lessor's income taxes, estate taxes, gift taxes, or any fees in connection with Lessor's transfer of the Premises), and each and every installment thereof, which shall during the Term become due and payable out of or for the Premises.

SECTION 6 — EXISTING LEASE

         Lessor and Lessee acknowledge the existence of that certain Lease Agreement for the Premises dated June 1, 2015 between Lessor and Lessee (the "Existing Lease"), and agree that this Lease amends and restates the Existing Lease.  Lessor expressly acknowledges that Lessee's only obligations with regard to the Premises are as expressly set forth herein.

          As a condition to the amending and restating of this Lease, Lessor hereby provides its consent to the merger of Federal Hose Merger Sub, Inc. into Lessee and that such merger is not an event of default under this Lease or in violation of any Lease provision.

SECTION 7 — LESSEE'S ALTERATIONS

         Lessee shall make no alterations in, or additions or improvements to, the Premises or the heating, ventilation, cooling, electrical, plumbing, structural components, sprinkler systems or other similar units or systems which serve the Premises (hereinafter collectively referred to as the "mechanical systems"), without the prior written consent of Lessor provided however, that Lessee shall not be required to obtain Lessor's consent with respect to any alteration, improvement, modification or addition costing less than $10,000.00 that does not affect or impair any structural element or mechanical system, including the electrical, plumbing and HVAC systems of the Premises. Any permitted alterations, additions or improvements in or to the Premises by Lessee shall be made at Lessee's own expense, unless previously agreed to in writing by Lessor, and Lessee shall complete the same free of all liens and other charges against the Premises. Lessee shall not permit to be created nor to remain undischarged any lien or encumbrance against the Premises, the leasehold estate of Lessee created hereunder, or the real estate upon which the Premises is situated, as a result of any work performed on the Premises on behalf of Lessee. No alterations, additions or improvements shall be made which might in any way weaken the structure of any portion of the Premises. Lessee shall, in making any such alterations, additions or improvements, comply with all applicable laws, ordinances and regulations pertaining to such work, and all such work shall be accomplished in a good and workmanlike manner and, in connection therewith, Lessee shall not be deemed to be the agent of Lessor. Any additions, alterations, replacements or improvements made to the Premises by Lessee (including all replacements and improvements to the mechanical systems) shall become and remain a part of the Premises and shall be maintained in good working order and repair by Lessee, and be and remain the property of Lessor and shall not be removed therefrom; PROVIDED, HOWEVER, that Lessee shall have the right to remove all of Lessee's trade fixtures and furnishings from the Premises which have been placed there by Lessee, but only upon the condition that the removal of any such property shall be effected prior to the expiration of the Term, and all damage caused to the Premises as a result of such removal shall be repaired by Lessee on or before the expiration of the Term. Lessee shall indemnify and save Lessor harmless from and against all expenses, liens, claims, actions, losses or damages to either property or persons resulting or occurring by reason of such repairs, alterations, improvements, additions or removals.

SECTION 8 — USE

         (a)            Lessee covenants and agrees that the Premises shall be occupied and used for the manufacture and storage of flexible interlocking metal hose and the storage and distribution of silicon hose, together with ancillary office use relating thereto. Lessee further covenants and agrees that no waste will be committed upon the Premises, that the Premises will not be used in any manner which will unreasonably disturb others or constitute a nuisance, or for any purpose or in any manner likely to cause structural damage to the Premises.

         (b)            Lessee covenants and agrees that the Premises will be used and occupied by Lessee in a careful, safe and proper manner and that Lessee shall, throughout the Term, comply with all laws, ordinances, orders, directions, rules, regulations and/or requirements of all federal, state and municipal governments and appropriate agencies, departments, commissions, boards and officers thereof, and the orders, rules and regulations of the applicable Board of Fire underwriters, or any other body now or hereafter constituted exercising similar functions, whether or not the same require structural repairs and alteration, and irrespective of whether or not foreseeable or whether or not involving a change of governmental policy, which may be applicable to the Premises, the fixtures and equipment thereon or the use or manner of use of the Premises by Lessee with respect to either (i) the condition and maintenance of the Premises to the extent that Lessee is required to repair and maintain the same, or (ii) the occupancy, use or manner of use by Lessee of the Premises. Lessee likewise shall observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the Premises and the use thereof and agrees that it will not do or keep anything in or about the Premises which will contravene Lessor's policies insuring against loss by fire or other hazards or which will prevent Lessor from procuring such policies from companies reasonably acceptable to Lessor unless Lessee elects to pay the increase in the insurance premium associated with such use. Lessee will observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Premises so as not to knowingly permit any article to be brought upon, or any act to be done upon or about the Premises that shall cause the cancellation of any policy of insurance thereon or cause an increase in the rate of premium of any such insurance.

         (c)            Lessee shall comply with all Environmental Laws (defined herein) applicable to its use of the Premises. Without limiting the foregoing, as a result of its use of the Premises, Lessee shall not cause the release, filtering, drainage, seepage or transfer into air, ground water, surface water or soil, any hazardous substance, hazardous waste, toxic chemical or toxic substance which will adversely affect the Premises or surrounding sites. Lessee shall obtain from all governmental authorities all necessary approvals, clearances, permits and/or exemptions required by Environmental Laws for Lessee's use of the Premises and for Lessee's discharge of chemicals, liquids and emissions, if any, into the air, soil, ground water or surface water. As used herein, the terms "hazardous waste" and "hazardous substance" shall mean any substance, waste, pollutant or contaminant now or hereafter included with such respective terms under any applicable Environmental Law. Lessee shall assume any liability or obligation for losses, damages, fines, penalties, claims or duties to clean up or dispose of waste on or related to the Premises arising out of Lessee's use of the Premises during the Term of this Lease. Notwithstanding the foregoing, Lessee shall not assume any liability or obligation for losses, damages, fines, penalties, claims or duties to clean up or dispose of hazardous waste or hazardous substances on or related to the Premises that occurred prior to the Term of this Lease or Lessee's occupancy of the Premises and not otherwise introduced by Lessee in violation of Environmental Laws. Lessee shall indemnify and hold harmless Lessor from any costs, expenses, cleanup costs, waste disposal costs, litigation costs, fines and penalties within the meaning of any Environmental Law arising out of Lessee's breach of any of the foregoing representations, covenants and warranties. Lessee's covenants herein shall survive the termination of this Lease.

         As used herein, "Environmental Laws" means all applicable statutes, rules, orders, regulations or other governmental requirements concerning the protection of human health and the environment, that are existing as of the date of this Lease or enacted or amended during the Term of this Lease.

         (d)           In the event either Lessor or Lessee receives any notice from any governmental agency or body regarding the Premises, including without limitation, notices regarding Environmental Laws, regardless of whether the other party is responsible for any items referenced in said notice, the receiving party shall provide the other party with a copy of such notice.

         (e)           Lessee shall and hereby does indemnify Lessor and hold Lessor harmless from and against any and all expense, loss and liability suffered by Lessor (with the exception of those expenses, losses, and liabilities arising from Lessor's own negligence or willful act or otherwise provided herein), by reason of Lessee's improper storage, generation, handling, treatment, transportation, disposal or arrangement for transportation or disposal, of any hazardous substances (whether accidental, intentional, or negligent) or by reason of Lessee's breach of any of the provisions of this Section 8 during the Term. Such expenses, losses and liabilities shall include, without limitation, (i) any and all reasonable expenses that Lessor may incur to comply with any Environmental Laws as a result of Lessee's failure to comply therewith; (ii) any and all reasonable costs that Lessor may incur in studying or remedying any contamination caused by Lessee at the Premises; (iii) any and all reasonable costs that Lessor may incur in studying, removing, disposing or otherwise addressing any hazardous substances caused by Lessee at the Premises; (iv) any and all fines, penalties or other sanctions assessed upon Lessor by reason of Lessee's failure to comply with Environmental Laws at the Premises and (v) any and all reasonable legal and professional fees and costs incurred by Lessor in connection with the foregoing.

SECTION 9 — CONDITION OF PREMISES; MAINTENANCE

         (a)           Lessor makes no representation whatsoever as to the condition of the Premises and Lessee acknowledges that it is familiar with the Premises and, except as otherwise provided herein, accepts the same in their present "as is" condition.

         (b)           Throughout the Term, Lessee will keep and maintain the entire Premises, including without limitation, the roof, interior of the Premises, mechanical systems, landscaping, driveway and parking areas, sidewalks, fencing, heating, ventilation and air conditioning systems, plumbing, water, sewer and electrical systems and any plate glass in good condition and repair and shall make any necessary repairs and replacements thereto to maintain such condition. Lessee agrees to deliver up and surrender to Lessor possession of the Premises upon the expiration or earlier termination of this Lease in at least as good condition and repair as existed upon the commencement of this Lease, excepting only ordinary wear and tear and damage by fire or other insured casualty. If Lessee refuses or neglects to perform any of the repairs, replacements and maintenance required of Lessee hereunder, Lessor may, upon prior notice to Lessee, at its option, perform such repairs, replacements and maintenance and charge Lessee for the cost thereof. Lessee shall make payment to Lessor of the cost therefore within 10 days of demand by Lessor upon Lessor providing reasonable evidence of such costs. All maintenance, repairs and improvements to be accomplished by Lessee hereunder shall comply with all applicable laws and ordinances pertaining thereto, and shall be performed in a good and workmanlike manner. Except as provided in Section 7 hereof, Lessee shall not be required to first obtain Lessor's consent or approval before performing any maintenance or repairs required by this section.

SECTION 10 — UTILITIES

         Lessee shall pay for all water, sewage charges, heating, air conditioning, electricity, gas, telephone and all other utilities and utility services consumed in, furnished to, or charged against the Premises during the Term together with all taxes levied or other charges on such utilities and governmental charges based upon utility consumption, standby utility capacity or potential utility use. Except as expressly provided to the contrary in this Lease, Lessee shall furnish and pay for all services furnished to, required by or used by it in connection with its occupancy of the Premises, including without limitation, the replacing of all light bulbs, fluorescent tubes, starters and ballasts as needed, all janitorial and cleaning services, removal of debris, rubbish and waste, cleaning of all windows and glass in or on the Premises, keeping clean and free from debris and cleaning the snow and ice from the sidewalks and driveways adjacent to the Premises and all parts thereof and all other services required by Lessee in connection with its occupancy of the Premises or in order to keep the Premises in good condition as required hereunder. Lessor shall not be liable to Lessee or anyone in damages or otherwise for any delays, breakdowns, stoppage, terminations or deficiencies in furnishing any such utilities or services because of necessary repairs, alterations, installations, construction and expansion, nonpayment of utility charges due, or by reason of governmental regulation, statute, ordinance, restriction or decree, or any other cause whatsoever. No such interruption or termination of utility service shall be deemed an eviction or disturbance of Lessee's use of the Premises or render Lessor liable to Lessee for damage, or relieve Lessee from any of its obligations under this Lease.

SECTION 11— INDEMNIFICATION; LESSEE'S INSURANCE

         (a)          Lessee covenants and agrees that it will indemnify and hold Lessor harmless from and against any and all penalties, damages, losses, costs or expenses (including reasonable attorneys' fees) resulting from any violation by Lessee of any laws or ordinances, injuries to persons or property arising out of, or by reason of, Lessee's use, occupancy, repair, improvement or alteration of the Premises and, further, from damages, repairs or replacements of any nature made necessary by reason of or arising out of any labor dispute involving union affiliation or lack of union affiliation of employees of Lessee or suppliers of Lessee or contractors employed by Lessee and from any failure of Lessee in any respect to comply with and perform all of the requirements and provisions required of Lessee under this Lease. Lessee's covenants herein shall survive the termination of this Lease. If Lessor shall be made a party to any litigation commenced by or against Lessee, Lessee shall protect and hold Lessor harmless and pay all reasonable costs, expenses and attorney fees incurred or paid by Lessor in connection with such litigation. Lessee shall also pay all reasonable costs, expenses and attorneys' fees that may be incurred or paid by Lessor in enforcing the covenants and agreements of this Lease.

         (b)          The indemnification rights of Lessor under this Section of this Lease are independent of and in addition to such rights and remedies that Lessor may have at law or in equity or otherwise for any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant hereunder on the part of Lessee, including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

         (c)          As further protection to Lessor, Lessee covenants and agrees to procure and continue in full force and effect during the Term, at Lessee's own cost and expense, naming Lessor as an insured thereunder, comprehensive general public liability insurance covering the Premises and Lessee's use thereof in an amount not less than $2,000,000.00 for injuries to or the death of any one person or more persons and not less than $500,000.00 coverage for injury to property. Such insurance shall be written with companies reasonably satisfactory to Lessor, and Lessee shall deliver to Lessor customary insurance certification evidencing such coverage. Lessee further agrees that 30 days prior to the expiration of such policies of insurance, Lessee will deliver to Lessor evidence of a renewal or new policy to take the place of the policies that are expiring. Should Lessee fail to carry such insurance, Lessor may, at its option (but shall not be required to do so) cause insurance as aforesaid to be issued and in such event Lessee agrees to pay the premium for such insurance within 10 days of Lessor's demand and receipt of reasonable evidence of such premium.

         (d)          Lessee further covenants and agrees to procure and continue in full force and effect during the Term, at Lessee's own cost and expense, naming Lessor as an insured thereunder, "all risk" hazard insurance including, without limitation, fire, extended coverage, vandalism and malicious mischief insurance on all of Lessee's personal property, fixtures, equipment, inventory, furniture and merchandise located on or within the Premises in an amount equal to at least 80% of their insurable value and in such amounts as may be reasonably required to avoid the provisions of any co-insurance clause contained in the policy or policies insuring the same or as may be required by the holder of any mortgage against the Premises. Lessee shall, within 15 days of execution of this Lease, furnish Lessor with a certificate evidencing such coverage.

         (e)          Lessee further covenants and agrees to procure and continue in full force and effect during the Term, at Lessee's own cost and expense, naming Lessor as an insured thereunder, rent abatement insurance insuring the Premises against loss of rents, insurance premium reimbursements and real estate tax payments to be made by Lessee hereunder, in the appropriate amount of the aggregate of the costs of all of the foregoing for a six-month period.

         (f)          Lessee further covenants and agrees to procure and continue in full force and effect during the Term, at Lessee's own cost and expense, naming Lessor as an insured thereunder, insurance insuring the Premises against those hazards covered by boiler insurance.

SECTION 12 — SUBLEASE; ASSIGNMENT

         (a)          Lessee shall not sublet, underlet or assign this Lease, the Premises, or any portion thereof or interest therein, during the Term, without the express written consent of Lessor, which consent shall be at the sole discretion of Lessor. Any permitted subleasing shall not act to permit any additional subleasing nor release Lessee from any liability or obligation hereunder. Prior to any such subletting or assignment both entities shall execute a document reasonably acceptable to Lessor whereby each agrees to be primarily liable under the terms of this Lease applicable to Lessee.

         (b)          Notwithstanding anything to the contrary set forth herein, Lessee shall not assign this Lease or sublet all or any portion of the Premises without Lessor's consent, which consent shall not be unreasonably withheld, conditioned or delayed, to any person or entity (i) that is acting as, or agent to or designee of, a lender to Lessee, (ii) affiliated with, controlled (directly or indirectly) by or under common control (directly or indirectly) with Lessee, (iii) into or with which Lessee is merged or consolidated or (iv) which acquires the stock or assets of Lessee or any portion thereof. In the event of any permitted assignment, sublease, or other transfer of this Lease by Lessee, Lessee shall provide 10 days' prior written notice to Lessor. Prior to any such subletting or assignment both entities shall execute a document reasonably acceptable to Lessor whereby each agrees to be primarily liable under the terms of this Lease applicable to Lessee.

SECTION 13 — LESSOR'S ACCESS

         Lessor reserves the right to enter the Premises at all reasonable times upon not less than 24 hours' prior notice to Lessee except in the case of an emergency for the purpose of examining, preserving, improving, repairing and protecting the Premises and exhibiting the Premises to persons or entities wishing to purchase or make a mortgage loan thereon; provided that any such inspections or work shall not unduly interfere with Lessee's business operation or use of the Premises. Lessor shall in no event be liable for any inconvenience, disturbance or loss of business to Lessee by reason of the exercise of Lessor's rights hereunder. The rights granted to Lessor pursuant to the Section shall not require Lessor to make any repairs to the Premises not otherwise required hereunder, nor otherwise extend any of Lessor's other obligations. Lessor may also have free access to the Premises during business hours during the last 6 months of the Term for the purpose of exhibiting the Premises to persons or entities wishing to rent or purchase the Premises so long as such access by Lessor does not interfere with Lessee's business operation or use of the Premises.

SECTION 14 — LESSEE DEFAULT; REMEDIES

         (a)          If default shall occur in the payment by Lessee of any installment of rent or other charge hereunder when due, and such default has not been cured within 10 days after written notice thereof shall be given by Lessor to Lessee; or if default is committed by Lessee in the fulfillment of any other covenant or condition of this Lease devolving upon Lessee for performance, or if waste be committed to the Premises (which waste shall be considered a "default"), and such default has not been cured within 30 days after written notice thereof shall have been given by Lessor to Lessee (or, in the event such default cannot reasonably be cured within 30 days, if Lessee fails to proceed within said 30 days in good faith and with due diligence to cure such default); or if Lessee should be adjudicated a bankrupt or make a general assignment for the benefit of creditors; or if any legal, bankruptcy or similar debtor relief proceedings should be instituted to declare Lessee insolvent or bankrupt or to appoint a receiver or trustee of Lessee's property or business and the same are not dismissed within 60 days thereafter; or if Lessee's interest in the Premises by virtue of this Lease or any of Lessee's assets located on the Premises shall be seized under any levy, execution or attachment, then, in any such instance, Lessor shall be entitled at its election to exercise concurrently or successively any one, or more, or all of the rights and remedies set forth in Subsection (b) below.

         (b)          Upon the occurrence of any event described in Subsection (a) above, Lessor may exercise the following rights:

                               (i)          To pay any sum lawfully and legally required to be paid by Lessee to others than Lessor, which Lessee has failed to pay, and to perform any obligations lawfully required to be performed by Lessee, for the account of Lessee, and any amount so paid by Lessor, with interest thereon at the rate of 10% per annum from the date of payment, and all expenses connected therewith, shall be repaid by Lessee to Lessor on demand.

                               (ii)          To enjoin any breach or threatened breach by Lessee of any covenant, agreement, term provision or condition hereof.

                               (iii)         To bring suit for the collection of the rent or other amounts for which Lessee may be in default and accelerate all other rent and additional rent due through the expiration of this lease term (discounted to present value using a 4% discount rate), including damages to Lessor by reason of any breach or default on the part of Lessee, or for specific performance of any covenant devolving upon Lessee for performance, for damages for the non-performance thereof, all without entering into possession or terminating this Lease.

                               (iv)         To re-enter the Premises or any part thereof by summary proceedings or otherwise and take possession thereof, without thereby terminating this Lease, and thereupon Lessor may expel and move all property therefrom, either peaceably or by such force as may be necessary, without becoming liable to prosecution or otherwise obligated therefore, and relet the Premises or any part thereof for any periods and upon such terms according to Lessor's sole discretion, and to receive the rent therefore and applying the same first to the reasonable expenses of such re-entry and the costs of such reletting, and then to the payment of the rent accruing hereunder, and Lessee, whether or not the Premises are relet, shall remain liable for any deficiency (discounted to present value using a 4% discount rate) together with any expenses to which Lessor may be put for brokerage commissions, placing the Premises in tenantable condition or otherwise. If any new lease or tenancy is made for a shorter term than the balance of the Term, any action brought by Lessor to collect the deficiency for that period shall not bar Lessor from thereafter suing for any loss accruing during the balance of the unexpired term of this Lease. It is agreed that the commencement and prosecution of any action by Lessor in forcible entry and detainer, ejectment or otherwise, or the appointment of a receiver or any execution of any decree obtained in any action to recover possession of the Premises or any re-entry shall not be construed as an election to terminate this Lease, unless Lessor shall in writing expressly exercise its election to declare the Term ended and to terminate this Lease, and, unless this Lease be expressly terminated, any such re-entry or entry by Lessor, whether had or taken under summary proceeding or otherwise, shall not be deemed to have absolved or discharged Lessee from any of its obligations or liabilities for the remainder of the Term.

                               (v)         To terminate this Lease, re-enter upon the Premises and take possession thereof, wholly discharged from this Lease. In the event Lessor shall elect to terminate this Lease as aforesaid, all rights of Lessee, and of any permitted successors and assigns, shall cease and terminate, and Lessor shall have and retain full right to sue for and collect all rents and other amounts for the payment of which Lessee shall then be in default and accelerate all other rent and additional rent through the expiration of the Term (discounted to present value using a 4% discount rate), including damages to Lessor by reason of the breach or default on the part of Lessee, and shall have full right to sue for and collect damages to Lessor by reason of such breach, and Lessee shall surrender and deliver up the Premises to Lessor together with all improvements and additions thereto, and upon any default by Lessee in doing so, Lessor shall have the right to recover possession by summary proceedings or otherwise, and to obtain a receiver and other ancillary relief in such action, and again to have and enjoy the Premises, fully and completely, as if this Lease had never been made. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Premises by reason of the breach or violation by Lessee of any of the covenants and conditions in this Lease contained or otherwise.

         Any amounts paid by Lessor for the account of Lessee for the performance of any obligations required to be performed by Lessee shall be treated as additional rent due hereunder, and Lessor may exercise concurrently or successively any one or more of the rights and remedies contained herein for the enforcement thereof, or default of payment of rent or any other default.

         (c)          After service of notice of commencement of suit by Lessor for possession of the Premises, or after final judgment for possession of the Premises in favor of Lessor, Lessor without prejudice may receive and collect rent and other sums due from Lessee, and the payment of such rent or other sums shall not waive or affect such notice, suit or judgment.

         (d)          All rights and remedies granted herein, and any other rights or remedies which Lessor may have at law or in equity are hereby declared to be cumulative and not exclusive, and the fact that Lessor may have exercised any remedy without terminating this Lease shall not impair Lessor's rights thereafter to terminate or to exercise any other remedy herein granted or to which Lessor may be otherwise entitled at law or in equity.

         (de          In the event of a default by Lessee, Lessor shall have an affirmative obligation to take all reasonable steps to mitigate its damages.

         (f)          Lessor shall be in default of this Lease if Lessor fails to perform any material term, condition, covenant or obligation of this Lease on the part of Lessor to be performed within 30 days after the date on which Lessor receives written notice from Lessee describing such failure (but Lessor shall not be deemed in default if such default cannot be cured in 30 days and Lessor commences to remedy such default within said 30 day period and proceeds therewith with due diligence until completion). Lessee may cure such default by Lessor on behalf of, and at the sole cost and expense of, Lessor. Lessor shall reimburse Lessee for its costs and expenses in connection with any such cure within 30 days of receipt of an invoice or invoices evidencing the same. Notwithstanding anything herein to the contrary, nothing herein shall be deemed to release Lessee from its obligations under this Lease or entitling Lessee to any setoff whatsoever against any monies due Lessor from Lessee for any reason

SECTION 15 — ACCORD AND SATISFACTION

         No payment by Lessee or receipt by Lessor of a lesser amount than the rental herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment or rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy provided for in this Lease or available at law or in equity.

SECTION 16 — LESSOR WAIVER

         Lessor agrees to execute and deliver to any lender of Lessee a reasonable agreement acknowledging and confirming that Lessor has no right, title, interest or claim in and to any of Lessee's personal property, machinery, equipment, inventory, trade fixtures or other personal property located at the Premises, and an agreement to provide to such lender (i) copies of notices given by Lessor to Lessee and (ii) reasonable access to such property of Lessee during the Term of this Lease.

SECTION 17 — LEASE INURES TO BENEFIT OF ASSIGNEE

         This Lease and all the covenants, provisions and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto, their respective successors, and, to the extent assignable, their respective assigns; PROVIDED, HOWEVER, that no assignment by, from, through or under Lessee in violation of the provisions hereof shall vest in the assigns any right, title or interest whatsoever.

SECTION 18 — RENT DEMAND

         Every demand for rent due whatever and whenever made shall have the same effect as if made at the time it falls due and at the place of payment, and after the service of any notice or commencement of any suit, or final judgment therein, Lessor may receive and collect any rent due, and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment.

SECTION 19 — SALE BY LESSOR

         A sale or conveyance by Lessor of its interest in the Premises shall operate to release Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the successor in interest of Lessor in and to this Lease for performance and fulfillment of the obligations imposed upon Lessor hereunder. This Lease shall not be affected by any such sale or conveyance, and Lessee agrees to attorn to the purchaser or assignee (including the holder of any first mortgage upon default or purchaser upon foreclosure), such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Lease.

SECTION 20 — FORCE MAJEURE

         Except as otherwise expressly provided herein, in the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or any other reason of alike nature not the fault of the party delayed in performing work or doing any act required under the terms of this Lease, then performance of any such act shall be excused for the period of the delay; PROVIDED, HOWEVER, that, in no event shall any delay in the payment of rent or any other payments required by the terms of this Lease be excused.

SECTION 21 — VACATION

         If Lessee shall surrender the Premises or be dispossessed by process of law, or otherwise, any trade fixtures or personal property belonging to Lessee and remaining in the Premises for a period of 30 days after Lessor has provided Lessee with written demand for its removal shall be conclusively deemed abandoned by Lessee and, at the option of Lessor, shall become Lessor's property. Notwithstanding the foregoing, Lessor may still elect to charge Lessee for the cost of removing said trade fixtures or personal property from the Premises and repairing any damage arising from the damage caused by such removal.

SECTION 22— NON-WAIVER

         No waiver by Lessor or Lessee of any covenant or condition devolving upon Lessor or Lessee or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver by Lessor or Lessee of any subsequent breach or such covenant or condition nor to justify or authorize the non-observance by such party on any other occasion of the same or any other covenant or condition hereof, nor shall such party's failure to declare a forfeiture or default hereunder be construed as a waiver of such default or of Lessor's or Lessee's right to terminate this Lease on account of such default.

SECTION 23 — LIABILITY OF LESSOR LIMITED

         In the event of a breach of any agreement, condition, covenant or provision hereof on the part of Lessor to be observed or performed and, as a result thereof, Lessee shall obtain a money judgment against Lessor therefore, such money judgment shall be satisfied only out of the proceeds of sale received upon execution and levy thereon against the right, title and interest of Lessor in the Premises and neither Lessor, nor his heirs, legatees or executors shall be liable therefore except as aforesaid. Lessee agrees to look solely to Lessor's interest in and the real and personal property constituting the Premises and not to other assets of Lessor, his heirs, legatees or executors for recovery or satisfaction of any such claim.

SECTION 24 — LESSEE'S PROPERTY

All trade fixtures, equipment, inventory and all other personal property belonging to Lessee located in or about the Premises shall be at the sole risk of Lessee, and Lessor shall not be liable for the theft or misappropriation thereof; nor for any damage or injury thereto, nor for damage or injury to Lessee, or any of its officers, agents or employees, or to other persons, or to any property, caused by fire, explosion, wind, water, rain, snow, frost, steam, gas, electricity, acts of God, heat or cold, the elements, dampness, falling plaster and/or ceilings, sewers or sewage odors, noise, leaks from any part of the Premises, the heating, ventilation and air conditioning system, the plumbing and sewer systems, or by the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds or by any act or neglect of any person. Lessor shall not be liable and Lessee hereby releases Lessor for any damages to Lessee's stock-in-trade, trade fixtures, furniture, furnishings, floor and wall coverings, fixtures, equipment and all other items of personal property of Lessee resulting from fire or other hazards not resulting from Lessor's negligence or willful act.

SECTION 25 — RIGHT TO CURE

         If Lessor is compelled to, or elects to, pay any sum of money to do any such act which requires the payment of any sum of money, or is compelled to incur any expenses by reason of the failure of Lessee to observe or perform any of the covenants or conditions of this Lease on the part of Lessee to be observed and performed, the sum or sums to be paid by Lessor, together with all interest, costs and damages, shall be deemed to be additional rent hereunder and shall be due from Lessee to Lessor within 10 days of demand.

SECTION 26 — QUIET ENJOYMENT

Lessor covenants and agrees that if Lessee shall promptly perform all of the covenants and conditions herein contained devolving upon Lessee for performance, Lessee shall, during the Term, have the peaceable and quiet possession and enjoyment of the Premises without any hindrance from Lessor or those claiming through Lessor.

SECTION 27 — MORTGAGE SUBORDINATION

         Lessee agrees that this Lease shall be subject and subordinate to any mortgages that may hereafter be placed upon the Premises and to any and all advances to be made thereunder and to the interest thereon, and any and all renewals, replacements and extensions thereof, provided, that any such mortgage or non-disturbance agreement in customary form furnished by such mortgagee to, and approved by Lessee provides in substance, that if by foreclosure or otherwise such mortgagee or any successor in interest shall come into possession of the Premises or become the owner of the same or take over the rights of Lessor in the same, it will not disturb the possession, use or enjoyment of the Premises by Lessee, its successors or assigns, nor disaffirm this Lease or Lessee's rights or estate hereunder, so long as all of the obligations of Lessee are fully performed in accordance with the terms of this Lease. Lessee agrees that any mortgagee may elect to have this Lease a prior lien to its mortgage and in the event of such election and upon notification by any mortgagee to Lessee to that effect, this Lease shall be deemed prior in lien to the said mortgage whether this Lease is dated prior to or subsequent to the date of said mortgage. The provisions of this Section 27 shall be self-operative without the necessity of any other written consent, approval or subordination by Lessee. However, at the request of Lessor, Lessee shall execute and deliver to Lessor whatever reasonable instruments may be required for the foregoing purposes, within 20 days after request by Lessor.

SECTION 28 — DAMAGE AND DESTRUCTION

         (a)         It is further agreed by the parties hereto that if all or any portion of the Premises shall be destroyed or damaged by fire or other insured cause, Lessor shall, within 30 days of the date of such damage or destruction to the Premises, determine whether or not to commence repair and restoration thereof after the happening of such damage or destruction or to terminate this Lease. If, as a result of such damage or destruction, Lessee shall be deprived of the use and occupancy of any part of the Premises, or if Lessee shall be prevented from conducting its business in any part of the Premises, or if such damage or destruction shall materially affect the business of Lessee, Lessee shall have the option to close its operation and doors until the Premises have been restored to their condition prior to the damage and destruction, during such period Lessee shall not be obligated to pay rent for the Premises. If Lessee shall elect not to close its operation and doors, its rental obligations hereunder (including real estate taxes and Lessor's insurance but not maintenance of the undamaged portion of the Premises or Lessee's insurance) shall abate in proportion to the area of the Premises that Lessee is not physically able to occupy and utilize for its normal business operation until such time as Lessor shall have completed the repair or restoration.

         (b)         In the event that Lessor does not provide Lessee with a written notice of Lessor's intention to repair or restore the Premises within 30 days of the damage or destruction or Lessor does not repair or restore the Premises within 180 days of the damage or destruction, Lessee shall have the option of terminating this Lease within 30 days of the occurrence of such event, following the 30-day period or the 180-day period, as the case may be.

SECTION 29 — WAIVER OF SUBROGATION

         To the extent of recovery from an insurance company for any loss suffered by such party, and only to such extent, Lessor and Lessee hereby waive all rights of recovery and causes of action which either has or may have or which may arise hereafter against the other, whether caused by negligence, intentional misconduct or otherwise, for any damage to the Premises caused by any of the perils covered by fire and extended coverage, building and contents and business interruption insurance, or for which either party is actually reimbursed as a result of insurance coverage affecting any loss suffered by such party; provided, that the foregoing waivers do not invalidate any policy of insurance of the parties hereto, now or hereafter issued, it being stipulated by the parties hereto that the waivers shall not apply in any case in which the application thereof would result in the invalidation of any such policy of insurance. Lessor and Lessee agree to use their best efforts to have said policies contain such provisions, and each agrees promptly to notify the other in writing if the same cannot be accomplished.

SECTION 30 — CONDEMNATION

         If any part of the Premises shall be taken by condemnation or right of eminent domain and a part thereto remains which reasonably meets Lessee's requirements for use and occupancy, this Lease shall terminate with respect to that portion so taken, and the amount of fixed rent and additional rent payable by Lessee hereunder shall be reduced on a pro rata basis. If all of the Premises are so taken or if so much thereof is taken that there does not remain a portion reasonably meeting Lessee's requirements for use and occupancy, then this Lease shall terminate as of the day possession shall be taken by the taking authority and Lessor and Lessee shall be released from any and all further liability hereunder. All damages awarded for any such taking shall belong to and be the property of Lessor, whether such damage shall be awarded as compensation for diminution in value to this leasehold or to the fee of the Premises; PROVIDED, HOWEVER, that Lessee shall be entitled to any award made directly to Lessee for moving expenses or removal of fixtures if such award does not decrease Lessor's award.

SECTION 31 — SIGNAGE

         Subject to the regulations or ordinances of all applicable governmental authorities, Lessee shall be permitted to erect signs on the Premises.

SECTION 32 — HOLDOVER

         If Lessee shall remain in possession of the Premises after the expiration of the Term, no recognition by Lessor of a continued tenancy, by accepting rent or otherwise, shall be construed as creating a renewal term of the same duration as the Term or a tenancy from year to year, but shall be deemed to be a tenancy from month to month only, governed in all things, except as to the duration of the term and rental (which shall be at the rate of 125% of rent during the Term) by the covenants and conditions of this Lease.

SECTION 33 — BROKERS

         Lessor and Lessee each represent and warrant to the other that the transactions contemplated hereby have been carried out by Lessor directly with Lessee in such manner as not to give rise to any valid claims against any of the parties hereto for a brokerage commission, finder's fee or other like payment. Lessor and Lessee each shall indemnify and hold the other harmless from any breach of the above stated representation and warranty.

SECTION 34 — NOTICES

         Any notice or summons to be served upon Lessor may be sufficiently served by mailing such notice or summons by registered or certified mail addresses or overnight delivery service to Lessor at the address first above written. Any notice or summons to be served upon Lessee may be sufficiently served by mailing such notice or summons by registered or certified mail addressed to Lessee at the address first above written. Any party may change the address for such services by specifying a new address in writing and delivering such writing to the other parties.

SECTION 35 — REASONABLENESS

         In each event where the consent or approval of a party to this Lease is required, said party shall not unreasonably withhold or delay its consent or approval.

SECTION 36 — BINDING EFFECT

         All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend to and be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 37 — ENTIRE AGREEMENT

         This Lease contains all the representations, agreements, covenants and conditions made between the parties hereto with respect to the lease of the Premises, and there are no other arrangements, agreements or undertakings, verbal or in writing, regarding the same.

SECTION 38 — HEADINGS

         The headings are inserted as a matter of convenience only and for reference and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

SECTION 39 — MEMORANDUM OF LEASE

         The parties agree that this Lease shall not be recorded, but upon written request of Lessor or Lessee, a memorandum of lease describing the Premises and giving the Term, shall be executed and acknowledged by both parties and shall be recorded by Lessor or Lessee.

SECTION 40 — SEVERABILITY

         In the event that any provision of this Lease, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be declared or held to be invalid or unenforceable, the remainder of this Lease and the application of such provisions to such person or circumstances or to any other person or circumstance shall not be affected thereby, but shall be enforced to the fullest extent, or the full extent, permitted by law.

SECTION 41 — GOVERNING LAW

         This Lease shall be governed by, and construed in accordance with, the laws of the State of Ohio.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be signed, as of the day and year first above written

LESSOR:

Edward F. Crawford

LESSEE:

FEDERAL HOSE MANUFACTURING LLC

By: Name: Title:

STATE OF OHIO                 )
                                             )SS
COUNTY OF                      )

                     BEFORE ME, a Notary Public, in and for said County and State, personally appeared the above-named EDWARD F. CRAWFORD, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

                     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at ________________, Ohio, this ____ day of____________, 2016.

Notary Public My commission expires:

STATE OF OHIO                 )
                                             )SS
COUNTY OF                      )

                     BEFORE ME, a Notary Public in and for said County, personally appeared the above named FEDERAL HOSE MANUFACTURING LLC, an Ohio limited liability company, by _________________________, its _______________who acknowledged that he/she did sign the foregoing instrument and that the same is the free act and deed of said limited liability company and the free act and deed of him/her personally and as such officer.

                     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, at ______________________, this _______ day of ____________, 2016.

Notary Public My commission expires:

EXHIBIT A
Legal Description

Exhibit G

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made as of this [•]th day of [•], 20__, by and between Hickok Incorporated, an Ohio corporation (together with any successor thereto, the "Company"), and First Francis Company Inc., an Ohio corporation (the "Investor").

WHEREAS, the Company and the Investor have entered into that certain Agreement and Plan of Merger, dated as of January 8, 2016 (the "Merger Agreement"), pursuant to which the Company has agreed to issue to the Investor certain Class A Common Stock and Class B Common Stock of the Company in accordance with the terms and conditions contained therein; and

WHEREAS, the execution of this Agreement is a condition precedent to the transactions contemplated by the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.          Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

"Common Stock" shall mean (i) the Company's Class A and Class B common stock, no par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Incidental Registration" as defined in Section 2.

"Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

"Piggyback Securities" as defined in Section 2.

"Registrable Securities" shall mean (i) any shares of the Company's Class A Common Stock issued to the Investor in accordance with the Merger Agreement and (ii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided that the foregoing Common Stock shall not have been sold in a public trading market. As it applies to RR Investor(s) (as defined in Section 4) only, Registrable Securities shall have the definition set forth in such RR Investor(s) registration rights agreement with the Company.
"SEC" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          2.          Piggyback Registrations. If at any time or times after the date hereof the Company proposes to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, Form S-8 or another form not available for registering the Registrable Securities for sale to the public) ("Incidental Registration"), the Company will promptly give written notice thereof to the Investor. If within twenty (20) days after its receipt of such notice the Investor requests the inclusion of some or all of the Registrable Securities owned by it in such registration (the "Piggyback Securities"), the Company will use best efforts to include the Piggyback Securities in any Incidental Registration to permit the disposition of the Registrable Securities to be so registered; provided, however, that the aggregate market value of the Piggyback Securities held by the Investor as of the date of Investor's receipt of the notice referenced above must be equal to or greater than Three Hundred Forty Two Thousand Dollars ($342,000) in order to trigger the Investor's rights set forth in this Section 2.

          3.          Obligation to Effect Incidental Registration. Notwithstanding the preceding Section 2: if an Incidental Registration involves an underwritten offering and the managing underwriter (or in the case of an offering that is not underwritten, an investment banker with substantial common stock public offering underwriting experience) shall advise the Company in writing on its letterhead that, in its opinion, the number of securities requested and otherwise proposed to be included in such Incidental Registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such Incidental Registration to the extent of the number which the Company is so advised in writing on its managing underwriter's letterhead that can be sold in such offering, first, the securities the Company proposes to sell for its own account in such Incidental Registration and second, the Registrable Securities of the Investor and any other Investor that the Company has a registration rights agreement in place as of the date of this Agreement on a pro-rata basis; and third, all other securities requested to be included in such Incidental Registration on a pro-rata basis.

 4.          Required Registrations.

                        (a) Demand Registration. The Investor by itself or with any other investor with demand registration rights granted by the Company ("RR Investor") may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by the Investor and/or the RR Investor(s) and shall keep such registration statement effective for the lesser of one hundred eighty (180) days or until all such Registrable Securities have been sold; provided, however, (i) that each such registration statement requested to be filed pursuant to this Section 4(a) must relate to Common Stock having an aggregate market value as of the time of the initial filing of the registration statement of at least One Million Six Hundred Fifty Thousand Dollars ($1,650,000); and (ii) that the provisions of this Section 4(a) shall not be available to the Investors if such Registrable Securities may be immediately registered on Form S-3 pursuant to a request made pursuant to the provisions of Section 4(b) below.

                        (b) Form S-3. The Company shall use commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), on not more than two (2) occasions during any given twelve (12)-month period, Investor shall have the right to request registration on Form S-3 (or any successor form) for the Registrable Securities held by Investor. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be registered by the Investor.

                        (c) Registration Requirements. Following a request pursuant to Section 4(a) or (b) above, the Company will promptly notify any other RR Investor(s) not making such demand (if applicable), and such investor(s) shall then have twenty (20) days to notify the Company of its desire to participate in the registration. Thereupon, the Company will use best efforts to include such Registrable Securities in the registration in accordance with the terms of this Section 4. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their securities in the underwritten public offering to the extent provided herein.

                        (d) Underwritten Offering. If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such registration and such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any officers or directors of the Company, (ii) second, securities held by Persons other than the Investors, and (iii) third, Registrable Securities sought to be included by the Investor or any RR Investor(s) as determined on a pro rata basis (based on the respective holdings of securities by all such Investors). With respect to a request for registration pursuant to Section 4(a) or (b) which is for an underwritten public offering, the managing underwriter shall be chosen by the Company and shall be subject to approval by the Board of Directors of the Company. If the managing underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                        (e) Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time not to exceed ninety (90) days, no more than once during any eighteen (18)-month period, if the Company is engaged or plans to engage within thirty (30) days in a registered offering for its own account or is engaged in any other activity that, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration. The Company shall not be required to cause a registration statement requested pursuant to this Section 4 to become effective prior to one hundred and twenty (120) days following the effective date of any registration statement initiated by the Company in which the Investors are entitled to participate pursuant to Section 2; provided, however, that the Company shall use commercially reasonable efforts to achieve such effectiveness promptly following such period.

          5.          Black-Out Period.

                        (a) Following the effectiveness of a registration statement and filings with any state securities commissions, the Investor agrees that it will not effect any sales of Registrable Securities pursuant to a registration statement or any such filings at any time after it has received notice from the Company to suspend sales (i) as a result of the occurrence or existence pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the registration statement or (ii) so that the Company may correct or update the registration statement or such filing. The Investor may recommence effecting sales of the Registrable Shares pursuant to the registration statement or such filings following further written notice to such effect from the Company, which notice shall be given by the Company not later than five (5) business days after the conclusion of any such event.

                        (b) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a), the Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus and, if so directed by the Company, the Investor shall deliver to the Company all copies other than permanent file copies then in the Investor's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the seller of such Registrable Securities under such registration statement shall have received the copies of the supplemented or amended prospectus.

          6.          Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

                        (a) Pay all expenses of such registrations and offerings inclusive of any underwriting expenses such as travel or incidental expenses such as telephone, copying, messenger or overnight mail expenses and the reasonable expenses of the Investor's own counsel (exclusive of underwriting discounts, commissions and fees relating to the Registrable Securities held by the Investor which shall be the sole responsibility of the Investor) in connection with any registrations completed pursuant to Section 2 and 4 hereof;

                        (b) Use best efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the Investor has completed the distribution described in the registration statement relating thereto (but, other than with respect to registrations under Form S-3, for no more than ninety (90) days) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by such registration statement for such period;

                        (c) Furnish to the Investor such copies of each preliminary and final prospectus and such other documents as the Investor may reasonably request to facilitate the public offering of its Registrable Securities;

                        (d) Enter into any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that the Investor shall be required to make such representations or warranties as required by the managing underwriter that are customary and usual for parties holding registration rights in such underwriting agreements;

                        (e) Use commercially reasonable efforts to register or qualify the securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Investor may reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to execute a general consent to service of process in effecting such registration or qualification unless the Company is already subject to service in such jurisdiction;

                        (f) Promptly notify the Investor, at any time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Investor, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                        (g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

                        (h) Make available to the Investor, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by the Investor or underwriter (each, an "Inspector"), all financial records and pertinent corporate documents, as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided that each such Inspector shall agree to hold in confidence and trust all information so provided, and, if requested by the Company, shall execute a confidentiality agreement in form and substance satisfactory to the Company;

                        (i) Otherwise use commercially reasonable efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the Commission and comparable governmental agencies in other applicable jurisdictions and make generally available to its holders, in each case as soon as practicable, but not later than forty-five (45) days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

                        (j) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities hereunder; and

                        (k) Use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any.

          7.          Indemnification; Contribution.

                        (a) Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Investor if it offers or sells any such Registrable Securities in connection with such registration statement (including Investor's members (including partners, members or stockholders of such members), any directors, officers, employees, representatives and agents of any of them, and any underwriter (as defined in the Securities Act) for the Investor (each, a "Selling Investor" and collectively, the "Selling Investors"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person")), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement or prospectus (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus) or (ii) any omission or alleged omission to state in such document any material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by the Selling Investor or Controlling Person expressly for use in such registration statement.

                        (b) To the extent permitted by applicable law, with respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Investor expressly for use in such registration statement, such Selling Investor will indemnify and hold harmless the Company (including its directors, and officers), each other Selling Investor (including its partners or members (including partners, members or stockholders of such entities) and directors, officers, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence; provided, however, that the indemnity agreement of such Selling Investor contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Selling Investor, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity by a Selling Investor under this Section 7(b) exceed the net proceeds from the offering received by such Selling Investor.

                        (c) If for any reason the foregoing indemnities are unavailable, or are insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then each indemnifying party under this Section 7 shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses, liabilities, actions or proceedings in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the offering of Registrable Securities (taking into account the portion of the proceeds realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Investors and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Investors and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Investors and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Investors or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Selling Investor hereunder exceed the net proceeds from the offering received by such Selling Investor.

                        (d) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 7 will remain in full force and effect notwithstanding the termination of this Agreement and regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld.

          8.          Rule 144 and Rule 144A Requirement. While the Company is subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to the Investor, within fifteen (15) days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

          9.          Transferability of Registration Rights. Prior to transferring any Registrable Securities (other than a transfer pursuant to which such securities cease to be Registrable Securities) to any Person, the Investor shall cause the prospective transferee to consent in writing to be bound by the terms and conditions of this Agreement. A prospective transferee must grant such consent in order to acquire the rights of the Investor granted pursuant to this Agreement.

          10.          Miscellaneous.

                        (a) Amendments. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the joint written consent of the Company and the Investor.

                        (b) Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, facsimile or five (5) business days after being sent by certified or registered mail or postage and charges prepaid, return receipt requested, or two (2) business days after being sent by overnight delivery providing receipt of delivery, to:

                        (i)          If to the Company, at the mailing address or facsimile number as shown on the signature pages hereto, or at such other address or facsimile number designated by the Company to the Investor in writing, with a copy to Calfee, Halter & Griswold LTD, 1405 East Sixth Street, Cleveland, Ohio 44114, Attention: John J. Jenkins, Esq.

                        (ii)          If to the Investor, at the mailing address or facsimile number as shown on the signature pages hereto, or at such other address or facsimile number designated by the Investor to the Company in writing, with a copy to Ulmer & Berne LTD, 1660 West 2nd Street Suite 1100, Cleveland, Ohio 44113-1448, Attention: Frederick N. Widen.

                        (c) Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

                        (d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein.

                        (e) Adjustment. All references to share and dollar amounts herein shall be equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event affecting the applicable series or class of stock of the Company after the date hereof.

                        (f) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via facsimile transmission or by e-mail delivery of a ".pdf" format data file, which signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed, with the intention that they shall have the same effect as an original counterpart hereof.

                        (b) Effect of Heading. The Section headings herein are for convenience only and shall not affect the construction hereof.

                        (b) Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Ohio and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Ohio, without giving effect to its conflict of laws principles. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

                        (b) Termination of Registration Rights. The Investor's registration rights granted under Section 2 and 4 shall expire upon the earlier of: (i) such time as all Registrable Securities held by the Investor can be sold under applicable law and marketed at one time pursuant to Rule 144 promulgated under the Securities Act or (ii) such time as all Registrable Securities held by the Investor have been sold pursuant to an effective registration under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act.

                        (b) Further Assurances. From and after the date of this Agreement, upon the request of any party hereto, the other parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                        (b) Entire Agreement. This Agreement, together with the Merger Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Merger Agreement, the terms and conditions of this Agreement shall control.

[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:
HICKOK INCORPORATED

By: Name: Title:
Address:	10514 Dupont Avenue Cleveland, Ohio 44108-1399
INVESTOR:
FIRST FRANCIS COMPANY INC.

By: Name: Title:
Address:	25 Florence Avenue Painseville, Ohio 44077-1103